                                  SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. _____)



     Check the appropriate box:

     [X] Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))

     [ ] Definitive Information Statement


                            USTMAN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required

     [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                                  COMMON STOCK
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     (2) Aggregate number of securities to which transaction applies:

                 22,298,598 SHARES OF COMMON STOCK, NO PAR VALUE
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction.

                                   $17,158,000
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     (5) Total fee paid:
                                   $3,431.60
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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



                            USTMAN TECHNOLOGIES, INC.
                            12265 W. Bayaud Ave #300
                            Lakewood, Colorado 80228

         This information statement (the "Information Statement") is furnished by the Board of Directors (the "Board") of Ustman Technologies, Inc., a California corporation (the "Company"), to holders of the outstanding shares of common stock, no par value per share (the "Common Stock"), of the Company in connection with the written consent of stockholders representing a majority of the issued and outstanding shares of the Company approving: (i) the sale of substantially all of the assets of the Company (the "Proposed Sale") to Veeder-Root Service Company ("Veeder-Root"), a wholly-owned subsidiary of Danaher Corporation, (ii) the orderly dissolution and liquidation of the Company and the payment of the net proceeds of the Proposed Sale pursuant to a plan of liquidation (the "Plan of Liquidation"), and (iii) amending the Company's Articles of Incorporation to change the Company's name within fifteen (15) days after the closing of the Proposed Sale to "UST Liquidating Corporation". The Proposed Sale is to be effected pursuant to that certain Asset Purchase Agreement dated as of July 21, 2000 (the "Asset Purchase Agreement") between the Company and Veeder-Root for an aggregate purchase price of $17,158,000 in cash (the "Purchase Price"). The Company expects, that after the payment of (i) all legal, accounting, investment banking and other fees and expenses related to the Proposed Sale, (ii) the repayment in full of the $1.75 million in principal plus accrued interest thereon of approximately $________________ to the Company's secured lender BankBoston, and (ii) the partial repayment of the approximately $17,500,000 liquidation preference of the Company's issued and outstanding Series A Convertible Preferred Stock (the "Series A Preferred Stock"), there will not be any proceeds available for distribution to the holders of the Company's Common Stock. The purpose of this Information Statement is to inform the Company's shareholders of certain actions that have been taken by the Company pursuant to the unanimous approval by its Board of Directors (the "Board") and the written consent of the holders of a majority of the outstanding shares of Common Stock .

         Since the Proposed Sale involves a sale of assets, the stockholders of the Company will retain their equity interest in the Company following its consummation. However, upon the closing of the Proposed Sale, the Company will dissolve and liquidate and pay out the net proceeds of the Proposed Sale to the holders of the Company's Series A Preferred Stock. Because it is anticipated that the net proceeds of the Proposed Sale will not exceed the approximately $17.5 million liquidation preference of the Series A Preferred Stock, there will not be any proceeds available for distribution to the holders of the Company's Common Stock.

         Sagaponack Partners, L.P., a Delaware limited partnership, and Sagaponack International Partners, L.P., a Cayman Islands exempted limited partnership (collectively, "Sagaponack"), beneficially own, in the aggregate, approximately 50.2% of the issued and outstanding Common Stock of the Company. As a result, Sagaponack beneficially owns a majority of the issued and outstanding securities of the Company entitled to vote at any meeting to consider the Proposed Sale. On July 21, 2000, Sagaponack executed and delivered to the Company a written consent in lieu of a meeting of shareholders (the "Consent") approving the Asset Purchase Agreement and the Proposed Sale.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



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         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF SUCH DOCUMENT, OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE DATE OF SUCH DOCUMENT.

         This Information Statement is first being mailed to shareholders on or about ___________, 2000. This Information Statement is furnished for informational purposes only.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and the Annexes thereto. Unless otherwise defined herein, all capitalized terms used in this summary shall have the respective meanings ascribed to them elsewhere in this Information Statement. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

                                               THE COMPANIES

The Company.............................     The Company's business is primarily
                                             providing leak detection services
                                             to owners and operators of
                                             underground storage tanks using a
                                             methodology known as statistical
                                             inventory reconciliation. The
                                             Company's principal executive
                                             offices are located at 12265 West
                                             Bayaud Avenue, Suite 300, Lakewood,
                                             Colorado 80228, and its telephone
                                             number is (303) 986-8011.

The Purchaser...........................     Veeder Root Service Company, which
                                             is a wholly-owned subsidiary of the
                                             Danaher Corporation, is a
                                             manufacturer of
                                             process/environmental controls and
                                             tools and components.


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                             THE SHAREHOLDER CONSENT

Consent Required........................     Pursuant to the General Corporation
                                             Law of the State of California, the
                                             affirmative consent of holders of
                                             the majority of issued and
                                             outstanding shares of Common Stock
                                             entitled to vote is required to
                                             approve each of the Proposed Sale,
                                             the Plan of Liquidation and the
                                             change of the Company's name.
                                             Sagaponack owns, in the aggregate,
                                             approximately 50.2% of the issued
                                             and outstanding shares of the
                                             Company's Common Stock. It has
                                             approved, in writing, each of the
                                             Proposed Sale and the Plan of
                                             Liquidation. Sagaponack has also
                                             consented to amend the Company's
                                             articles of incorporation after the
                                             closing of the Proposed Sale to
                                             change the Company's name to UST
                                             Liquidating Corporation.

                                     THE PROPOSED SALE/PLAN OF LIQUIDATION

Assets to be Sold.......................     Pursuant to the Asset Purchase
                                             Agreement, the Company and its
                                             subsidiaries agree to sell
                                             substantially all of its assets,
                                             including its commercial goodwill,
                                             fixed assets, and ongoing business
                                             operations.

Purchase Price..........................     The Asset Purchase Agreement
                                             provides for the sale of
                                             substantially all of the assets by
                                             the Company to Veeder Root for an
                                             aggregate cash purchase price of
                                             $17,158,000, subject to closing
                                             balance sheet adjustments.

Closing of the Proposed Sale............     The consummation of the Proposed
                                             Sale is expected to occur on or
                                             about September ____, 2000.

Conditions to the Proposed Sale and
     Liquidation........................     The obligation of the Company to
                                             consummate the Proposed Sale is
                                             subject to certain conditions
                                             precedent customary in transactions
                                             of this nature, including clearance
                                             of this Information Statement by
                                             the Securities and Exchange
                                             Commission and distribution thereof
                                             to the Company's shareholders. The
                                             Plan of Liquidation is subject to
                                             consummation of the Proposed Sale.

Approval by the Board of Directors......     The Board of Directors believes
                                             that the Proposed Sale and the
                                             liquidation and dissolution of the
                                             Company are in the best interests
                                             of the Company and has unanimously
                                             approved the Asset Purchase
                                             Agreement and the Plan of
                                             Liquidation. The Board of
                                             Directors' approval of the Proposed
                                             Sale is based upon a number of
                                             factors described in this
                                             Information Statement.


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
Fairness Opinion........................     The Company retained H.C.
                                             Wainwright & Co., Inc.
                                             ("Wainwright") to provide the Board
                                             with a fairness opinion of the
                                             Proposed Sale, based upon
                                             Wainwright's qualifications,
                                             expertise and reputation. On July
                                             21, 2000, Wainwright delivered its
                                             opinion (the "Fairness Opinion") to
                                             the Board which stated that, as of
                                             the date of such Fairness Opinion,
                                             and based upon and subject to the
                                             assumptions, limitations and
                                             qualifications set forth therein,
                                             the consideration which is to be
                                             received by the Company pursuant to
                                             the Asset Purchase Agreement is
                                             fair to the Company from a
                                             financial point of view.

Use of Proceeds; Dissolution and
     Liquidation Upon
     the Proposed Sale..................     The gross proceeds to be received
                                             from the Proposed Sale are
                                             $17,158,000, subject to adjustment
                                             based upon the Company's closing
                                             balance sheet. From this sum,
                                             Veeder Root will hold back
                                             $1,500,000 from the Purchase Price
                                             to secure, in part, the indemnity
                                             obligations of the Company under
                                             the Asset Purchase Agreement.
                                             Subject to the indemnity provisions
                                             of the Asset Purchase Agreement,
                                             one-half of the unused portion of
                                             the hold back will be paid to the
                                             Company on April 1, 2002, and the
                                             remaining unused portion of the
                                             hold back will be paid to the
                                             Company on April 1, 2003. The
                                             Company intends to use the proceeds
                                             of the Proposed Sale (i) to repay
                                             in full the entire principal amount
                                             of $1.75 million credit facility
                                             currently outstanding to Bank
                                             Boston, plus accrued interest
                                             thereon, (ii) pay the costs
                                             (including taxes) of effecting the
                                             Proposed Sale, and use the
                                             remainder to repay the
                                             approximately $17.5 liquidation
                                             preference with respect to the
                                             Series A Preferred Stock. Because
                                             it is anticipated that the proceeds
                                             of the Proposed Sale will not
                                             exceed the approximately $17.5
                                             million liquidation preference of
                                             the Series A Preferred Stock, there
                                             will not be any proceeds available
                                             for distribution to the holders of
                                             the Company's Common Stock. Upon
                                             the closing of the Proposed Sale,
                                             the Company will effect a Plan of
                                             Liquidation.

Tax Consequences........................     The Proposed Sale will be a taxable
                                             transaction of the Company for
                                             United States federal income tax
                                             purposes and will result in a
                                             taxable gain to the Company of
                                             $8,000,000. Although the Company
                                             does not expect to pay regular
                                             income tax on the gain because it
                                             has available to it a net operating
                                             loss carry forward, the Company
                                             does, however, anticipate that it
                                             may be subject to an alternative
                                             minimum tax of approximately
                                             $172,000.



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Interest of Certain Persons in the
     Proposed Sale......................     Messrs. Barry S. Rosenstein and
                                             Marc A. Weisman, directors of the
                                             Company, are co-managing general
                                             partners of Sagaponack, which owns
                                             of all of the Series A Preferred
                                             Stock and 50.2% of the issued and
                                             outstanding Common Stock. Messrs.
                                             David Shapiro and Michael Lerner,
                                             directors of the Company, are
                                             limited partners of Sagaponack
                                             Partners, L.P. Dan Cook, the
                                             Company's Chief Executive Officer
                                             and director of the Company, will
                                             be employed by Veeder Root subject
                                             to the closing of the Proposed
                                             Sale.

Appraisal...............................     Holders of shares of the Company's
                                             Common Stock will not be entitled
                                             to appraisal rights in connection
                                             with the Proposed Sale.

Termination of Asset Purchase
     Agreement..........................     The Asset Purchase Agreement may be
                                             terminated prior to the closing
                                             date in the event that certain
                                             conditions are not met and for
                                             certain other reasons, including,
                                             without limitation, the Company may
                                             terminate the Asset Purchase
                                             Agreement to pursue an acquisition
                                             proposal. Under certain
                                             circumstances, including but not
                                             limited to termination by the
                                             Company to pursue an acquisition
                                             proposal, the Company will be
                                             required to pay to Veeder Root a
                                             termination fee in the amount of
                                             $1,000,000.

               REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING.

         Under the California General Corporation Law (the "CGCL") and the Company's Articles of Incorporation, the affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock is required to (i) approve the Proposed Sale, (ii) approve the Plan of Liquidation, and (iii) amend the Company's Articles of Incorporation at a duly convened meeting of the shareholders of the Company called for such purpose. Pursuant to
Section 603 of the CGCL, any action required by the CGCL to be taken at any meeting of shareholders of the Company may be taken without a meeting, without prior notice and without a vote of the shareholders of the Company if a written consent, setting forth the action to be taken, is signed by the holders of a majority of the votes entitled to be cast at such meeting of shareholders. On July 21, 2000, Sagaponack executed and delivered to the Company the consent approving the Asset Purchase Agreement and the Proposed Sale. Sagaponack owns approximately 50.2%, or an aggregate of 11,189,461 shares, of the 22,298,598 issued and outstanding shares of the Company's Common Stock. On August 16, 2000, Sagaponack executed and delivered a consent to the Company approving the Plan of Liquidation. Sagaponack has also agreed, upon the closing of the Asset Purchase Agreement, to cause the Company's Articles of Incorporation to be amended to change the name of the Company to UST Liquidating Corporation. As the holder of the majority of the outstanding shares of the Company's Common Stock, Sagaponack has the power to approve or disapprove any corporate action that is subject to a vote of the Company's shareholders, in each case, regardless of how the other shareholders of the Company may vote. Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that this Information Statement be sent to


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shareholders at least 20 calendar days prior to the &gt;earliest date on which the Merger may be effective. The closing of the Asset Purchase Agreement and the Proposed Sale is expected to be effected as soon as practicable subsequent to the 20th day following the date of mailing of this Information Statement.

                        BACKGROUND OF THE PROPOSED SALE.

         The Company's business is principally providing leak detection services to owners and operators of underground storage tanks. The Company provides this service using a methodology known as Statistical Inventory Reconciliation ("SIR"). For the past couple of years, the Company believes that it has been at a competitive disadvantage because it only offered its clients the SIR methodology, and did not also offer its clients a leak detection technology known as Automatic Tank Gauge ("ATG") technology. ATG technology automates the data collection process, and as compared to the SIR methodology, monitors the tanks more frequently and provides more accurate real-time leak detection. ATG technology is also more reliable and faster, although it is more expensive than the SIR methodology used by the Company. As a consequence, for a number of years the Company has been trying to find a way to offer its clients ATG technology in addition to its SIR methodology. To this end, the Company has attempted to develop its own ATG technology, but has lacked the financial resources to do so. The Company has also tried to purchase a manufacturer of the ATG technology, but it has been unable to come to terms with any seller. The Company has also attempted to explore joint ventures and/or licensing arrangements with various entities. None of these efforts had been successful. During this time, management has continually advised the Board that unless the Company can offer ATG technology to its clients, the Company risks losing some of its larger clients to other providers offering this technology.

         In seeking a potential joint venture and/or licensing arrangement, the Company spoke with, among others, Veeder-Root, a wholly-owned subsidiary of Danaher Corporation, and the most prominent company in the industry. After extensive discussions with Veeder-Root, neither a joint venture, licensing nor any other transaction could be agreed upon. As an outgrowth of these discussions, however, the Company and Veeder-Root began discussing a possible acquisition of the Company by Veeder-Root. Consequently, after significant negotiations with Veeder-Root, on June 6, 2000, the Company entered into a definitive Letter of Intent with Veeder-Root to sell substantially all of the assets of the Company for a purchase price of $17.35 million cash, without any financing contingency, but subject to adjustment for changes in the Company's balance sheet. The negotiations with Veeder-Root were arms-length, as there are no pre-existing relationships between the Company and Veeder-Root or Danaher. At the time the Letter of Intent was executed, the market capitalization of the Company was approximately $3.8 million, notwithstanding the fact that the Company owed approximately $2 million in principal ($250,000 of which was subsequently repaid by the Company in accordance with the terms of the loan), plus accrued interest, to BankBoston, and the Company's Series A Preferred Stock had a liquidation preference, including dividends, in excess of $17 million.

         In negotiating the definitive Asset Purchase Agreement, the final Purchase Price was determined to be $17.158 million in accordance with the balance sheet adjustments contemplated by the Letter of Intent. On July 21, 2000, the Company and Veeder-Root signed the definitive Asset Purchase Agreement described below, a copy of which is attached hereto as Annex A.


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                  OPINION OF THE COMPANY'S FINANCIAL ADVISORS.

         After signing the Letter of Intent, the Board immediately engaged an independent investment bank, H.C. Wainwright & Co., Inc. ("Wainwright"), to provide the Board with a fairness opinion of the Proposed Sale. The Board of the Company requested Wainwright to provide an opinion as to the fairness from a financial point of view of the consideration to be received by the Company from the Proposed Sale. On July 21, 2000, Wainwright delivered its written opinion (the "Fairness Opinion") which stated that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by the Company pursuant to the Asset Purchase Agreement is fair to the Company from a financial point of view.

         Wainwright, founded in 1868, is a Boston based investment bank that provides integrated research, investment banking and capital markets capabilities in a variety of growth industries. The Board selected Wainwright to render the Fairness Opinion based upon its experience and reputation. There is no relationship between the Company and Wainwright other than the Company's engagement of Wainwright to render the Fairness Opinion in connection with the Proposed Sale.

         A copy of the Fairness Opinion is attached hereto as Annex B. The summary of the Fairness Opinion set forth below is qualified in its entirety by reference to the full text of the Fairness Opinion. Shareholders are urged to read the Fairness Opinion carefully in its entirety for the assumptions made, the procedures followed, the matters considered and the limits of the review made by Wainwright in connection with such opinion.

         In connection with the Fairness Opinion, Wainwright performed certain procedures and reviewed with the management of the Company the assumptions on which such analyses were based. The following is a summary of such analyses and the results that were reached by Wainwright in rendering the Fairness Opinion.

         In arriving at its opinion, Wainwright reviewed the public business and financial information relating to the Company, as well as the Asset Purchase Agreement. Wainwright also reviewed certain other information, including financial forecasts, provided to it by the Company, and discussed with the Company's management the business, both past and current, and future prospects of the Company. Wainwright also considered certain financial stock market data of the Company, and Wainwright compared that data with similar data for other publicly-held companies and businesses that Wainwright deemed similar to those of the Company. Wainwright also considered financial terms, to the extent publicly available, of certain business combinations and other transactions which have recently been effected and that Wainwright deemed relevant. Wainwright also considered such other information, financial studies, analysis, investigations and financial, economic and market criteria, which it deemed relevant. In connection with its review and issuance of its opinion, Wainwright did not assume any responsibility for independent verification of any of the foregoing information. In addition, Wainwright did not make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of the Company, nor was Wainwright furnished with any such evaluations or appraisals.



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         Wainwright, in preparing its opinion, stated that its analyses must be considered as a whole. Selecting portions of its analyses and factors considered by it, without considering all analyses and factors, could create a misleading view of the process underlying the Wainwright's opinion. Wainwright also stated that no company or transaction used in the analyses performed by Wainwright as a comparison is identical to the transactions contemplated by the Asset Purchase Agreement. In addition, Wainwright may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis undertaken should not be taken to be Wainwright's view of the actual value of the Company.

         In performing these analyses, Wainwright made numerous assumptions with respect to performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. In arriving at its opinion, Wainwright performed a number of separate and distinct analyses in order to ascertain and support the conclusions as outlined in the opinion.

         The following is a summary of all material analyses performed by Wainwright in connection with its opinion.

         Selected Precedent Transactions - Revenue Multiple Valuation

Wainwright reviewed and analyzed the publicly available information and financial terms of four acquisitions which occurred during the period April 1999 to February 2000. Wainwright compared the publicly available statistics for these precedent transactions to the relevant financial statistics of the Proposed Sale based on the aggregate consideration to be received. The multiples of the precedent transactions compared by Wainwright included, among other things, the mean/median or otherwise adjustable transaction value of the acquired entity to the last 12 months mean/median or otherwise adjusted revenues of the acquired entity. Applying this transaction multiple, Wainwright derived the implied value for the Company using the relevant financial statistics for the Company.

         Public Company Trading Valuation Analysis - Revenue Multiple Valuation

         Wainwright noted that although public company valuation is traditionally based on price earnings ratios, public companies with earnings losses or an insignificant amount of earnings are often valued based on their adjusted market value as a multiple of revenues and a historical and forward looking basis. Given the Company's operating history, taking into account the uncertainty of the Company's future prospects as a stand-alone entity, Wainwright stated that it believed that an appropriate method of valuation for the Company in terms of revenues is Adjusted Market Values as a multiple of the latest 12 month revenues. Adjusted Market Value as a multiple of revenues is defined as market capitalization, including dilution, plus total debt less cash and cash equivalents, divided by the latest 12 months revenues. Wainwright compared certain financial information of the Company with that of other companies which had similar recurring revenue streams that Wainwright deemed comparable to the Company. It was Wainwright's belief that these comparable companies are currently valued between 0.3x and 1.7x latest 12 month revenues, with a mean of 1.1x and a median of 1.3x latest 12 month revenues, respectively. In accordance with the terms of the Asset Purchase Agreement, the



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Company is valued at approximately 2.6x the latest 12 month revenues, a multiple that values the Company above the range of its comparables.

         Public Trading Valuation Analysis - EBITDA Multiple Valuation

         Another commonly used public marketplace valuation measures companies operating under circumstances similar to that of the Company as a multiple of Adjusted Market Value to EBITDA. EBITDA is defined as pretax income plus interest expense, less interest income plus depreciation and amortization, excluding any non-operating income/expense. Compared to companies that generate similarly recurring streams that Wainwright deemed relevant as comparable to the Company, it was Wainwright's belief that these companies are currently valued between 20.8x and 2.0x trailing EBITDA with a mean of 7.6x and median 4.8x trailing EBITDA, respectively. In accordance with the Proposed Sale, the Company is valued at approximately 9.0x trailing EBITDA, a multiple that, Wainwright believes, places the Company in an acceptable range of the comparables.

         The Company does not make, as a matter of course, public forecasts or projections as to future performance on earnings, operations, profitability or other financial metrics. However, in connection with its ongoing internal activities, the management of the Company periodically prepares projections and financial forecasts with respect to its operations.

         THE PROJECTIONS PROVIDED BY THE COMPANY TO WAINWRIGHT ARE BASED ON MANY ESTIMATES AND ARE INHERENTLY SUBJECT TO SIGNIFICANT AND COMPETITIVE UNCERTAINTIES AND CONDITIONS, MANY OF WHICH ARE BEYOND THE CONTROL OF MANAGEMENT OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE EFFECT OF GENERAL ECONOMIC AND MARKET CONDITIONS, BUSINESS PREDICTIONS, COMPETITION, AND THE AVAILABILITY OF CAPITAL. ACCORDINGLY, ACTUAL RESULTS MAY MATERIALLY BE HIGHER OR LOWER THAN THOSE PROJECTED. INCLUSION OF SUCH PROJECTIONS IN WAINWRIGHT'S ANALYSES SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT SUCH FINANCIAL FORECASTS OR PROJECTIONS ARE CORRECT.

         Pursuant to the Company's engagement letter with Wainwright dated June 9, 2000, the Company agreed to pay Wainwright a fee for rendering its Fairness Opinion pursuant to an agreement dated June 9, 2000. Specifically, the Company agreed to pay Wainwright a fee of $50,000 in cash, as follows: $20,000 upon the execution of the engagement letter and $30,000 upon completion of the Fairness Opinion. The Company has also agreed to reimburse Wainwright for its reasonable out-of-pocket expenses, and to indemnify Wainwright against certain liabilities, including liabilities relating to or arising out of Wainwright's engagement.

                       APPROVAL BY THE BOARD OF DIRECTORS.

         On July 17, 2000, the Company's Board unanimously approved the Asset Purchase Agreement and the Proposed Sale, and recommended that each be approved by the Company's shareholders. In approving the Asset Purchase Agreement and the Proposed Sale, and recommending the transaction to the Company's shareholders, the members of the Board considered various factors, including, but not limited to, the following, all of which they believe support such approval and recommendation:


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         (i)      The Company's business, its current financial condition and results of operations, its future prospects and the current and anticipated developments in the Company's industry;

         (ii) The Board has been advised repeatedly by management that unless it makes a strategic change, i.e., offers ATG technology to its clients, the Company is at risk of losing substantial client revenues which in turn could threaten the economic viability of the Company;

         (iii) The Company cannot presently afford to invest in the ATG technology and has been unable to raise additional capital to do so;

         (iv) The Company has explored a variety of transactions in recent years in an attempt to offer ATG technology to its client base but has not been able to consummate any such transaction;

         (v) The industry in which the Company participates is highly specialized and dominated by relatively few players and, as a consequence, is not attractive either to financial or general business suitors;

         (vi) The amount offered by Veeder-Root for substantially all of the Company's assets is extremely attractive in light of the Company's current business and prospects; and

         (vii) Unless the Company completes this transaction with Veeder-Root the business and economic value of the Company is at risk of being significantly impaired.

         In view of the wide variety of factors considered, the Board did not find it practicable to, and did not, quantify, or otherwise attempt to assign relative weights to, the specific factors considered or determine that any factor was of particular importance in reaching its determination that the Proposed Sale is fair to, and in the best interests of, the Company.

         Upon consummation of the Proposed Sale, the Company will no longer have any business operations, executive management or employees, and it is anticipated that the proceeds from the Proposed Sale will be insufficient to repay the entire approximately $17.5 million liquidation preference of the Series A Preferred Stock. Accordingly, on August 16, 2000, the Board unanimously approved the Plan of Liquidation pursuant to which the Company will wind up its affairs and cease to exist as an operating entity.

 CERTAIN EFFECTS OF THE PROPOSED SALE, PLANS FOR THE COMPANY AFTER THE PROPOSED
               SALE, USE OF PROCEEDS FOLLOWING THE PROPOSED SALE.

         Upon consummation of the Proposed Sale, the Company will no longer have any operating assets or any ongoing business operations and will cease business other than winding up its affairs and matters incidental thereto and distributing the net proceeds of the Proposed Sale to the holders of its Series A Preferred Stock. The Company expects to make an interim distribution to the holders of its Series A Preferred Stock shortly after the closing of the Proposed Sale after paying all fees and costs related to the transaction and all outstanding bank debt. In addition, upon the closing of the Proposed Sale, it is anticipated that the Company will delist the trading of its Common Stock from the OTC Bulletin Board. In accordance with the terms of the Asset Purchase Agreement, $1,500,000 of the Purchase Price is to be held back by Veeder Root to secure the Company's indemnity obligations under the Asset Purchase Agreement. Subject to the indemnity provisions of the Asset Purchase Agreement, one-half of the unused portion of this hold back is to be paid to the Company on April 1, 2002, and the remaining unused portion of this hold back is to be paid to the Company on April 1, 2003. Accordingly, the Company anticipates that additional distributions will be made to the holders of the Company's Series A Preferred Stock shortly after the release of each of these held back sums.

         Each of the shareholders representing a majority of the Company's issued and outstanding Common Stock, and the Board of Directors, unanimously, has approved the Plan of Liquidation. The following is a summary of the material terms and provisions of the Plan of Liquidation, a copy of which is annexed hereto to this Information Statement as Annex C and is incorporated herein by reference in its entirety. This summary is qualified in its entirety by reference to the full text of the Plan of Liquidation.

         The Plan of Liquidation provides that after the consummation of the Proposed Sale the Company will not engage in any business except for the purposes of preserving the value of the Company's assets (which will consist principally of the proceeds of the Proposed Sale), in order to wind up the Company's business affairs and make pro-rata distributions (the "Liquidating Distributions") first, to the holders of the Company's Series A Preferred Stock, and if there are any assets remaining after payment to the holders of the Company's Series A Preferred Stock of their entire liquidation preference (which is not anticipated to be the case), then pro rata to holders of the Company's Common Stock; except the Company will not distribute those assets required to be reserved for payment of any claims or obligations of the Company. It is also further provided that, as promptly as practicable following the consummation of the Proposed Sale, the Company will first wind up its affairs, and thereafter, will be dissolved by filing a Certificate of Election to Wind Up and Dissolve and a Certificate of Dissolution pursuant to the applicable provisions of the CGCL.

         Pursuant to the Plan of Liquidation, the Board of Directors may, in its sole discretion, establish a contingency reserve to satisfy any claims against the Company for expenses incurred in connection with the Plan of Liquidation or otherwise, including but not limited to, reasonable payments to officers, directors and outside professionals. Liquidating Distributions will be in complete redemption of cancellation of all the outstanding shares of Series A Preferred Stock. Shareholders must surrender their stock certificates (or, if required by the Board in its absolute discretion, furnish indemnity bonds in case of lost or destroyed certificates) as a condition of them receiving the Liquidating Distributions.

         The Plan of Liquidation provides that the Company may indemnify its officers, directors, employees and agents in accordance with the Company's articles of incorporation and by-laws. In the event of a vacancy occurring on the Board for any reason, the remaining Board members (or the surviving officer if there are no remaining Board members) have the authority to fill the vacancy, but failure to do so will not impair the authority of the remaining Board members to exercise the powers provided to them under the Plan of Liquidation. The Plan of Liquidation provides that the Company may, in the absolute discretion of the Board, pay the Company's officers, directors and employees additional compensation above their regular compensation in recognition of any extraordinary contribution they make in connection with the successful implementation of the Plan of Liquidation.

         The Board of Directors is authorized under the Plan of Liquidation to establish, if necessary for any reason to complete the Liquidation Distribution, a liquidating trust into which any remaining assets of the Company may be transferred to be held as a reserve for contingent liabilities. The Company has no current plans to use a liquidating trust, but believes the flexibility provided by the Plan of Liquidation to allow such a trust to be established is advisable.

         The Company intends to use the proceeds of the Proposed Sale as follows:

         (i) Repay in full the entire principal amount of the $1.75 million loan currently outstanding to BankBoston, plus accrued interest thereon, $_______ as of ___________, 2000;

         (ii) Pay the costs of effecting the transaction, including, but not limited to, legal fees, accounting fees, fees related to the fairness opinion; and

         (iii) Apply the balance of the proceeds to repay, in part only, the approximately $17.5 million liquidation preference with respect to the Series A Preferred Stock in accordance with the express provisions of the Series A Preferred Stock.

               INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE.

         Messrs. Barry S. Rosenstein and Marc A. Weisman, directors of the Company, are co-managing partners of Sagaponack. Sagaponack owns approximately 50.2% of the issued and outstanding shares of common stock of the Company and owns 100% of its issued and outstanding shares of Series A Preferred Stock. Each of Messrs. David Shapiro and Michael Lerner, directors of the Company, are limited partners of Sagaponack Partners, L.P.

         Dan Cook, the Company's Chief Executive Officer and a director of the Company, will be employed by Veeder-Root subsequent to the closing of the Asset Purchase Agreement on terms and conditions substantially similar to the terms of Mr. Cook's current employment arrangement with the Company.

                                 EFFECTIVE TIME.

         The effective date of the Proposed Sale will be on or about September ___, 2000.

                  CERTAIN INFORMATION CONCERNING THE PURCHASER.

         Veeder-Root is a supplier of fuel management solutions and monitors over 500,000 petroleum underground storage tanks at retail stations around the world. Veeder-Root is a wholly-owned subsidiary of the Danaher Corporation, a public company and a manufacturer of process/environmental and tools and components.

                               REGULATORY MATTERS.

         Upon providing this Information Statement to shareholders of the Company, the Company knows of no remaining federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Proposed Sale.

         ACCOUNTING TREATMENT; CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                              OF THE PROPOSED SALE.

         In accordance with generally accepted accounting principles, any gain or loss on the sale will be recognized as of the date the Asset Purchase Agreement is closed.

         The following describes the material federal income tax consequences of the Proposed Sale to Veeder-Root. It does not attempt to provide tax advice to any particular shareholder. It does not address state or local tax consequences nor does it address tax consequences to specialized types of shareholders such as foreign investors or tax-exempt stockholders. Each shareholder is urged to discuss the tax consequences of the proposed transaction with his or her own tax advisor.

         Tax consequences at the corporate level. On the sale of the assets of the Company, the Company generally will recognize gain for federal income tax purposes to the extent that the amount realized on such sale of assets exceeds the Company's basis in any assets being sold. It is presently anticipated that the Proposed Sale will result in a taxable gain to the Company of approximately $8,000,000 based on financial information as of March 31, 2000. The Company does not expect to pay regular income tax on the gain due to the availability of net operating loss carry forwards. The Company does, however, anticipate that it may be subject to an alternative minimum tax of approximately $172,000.

         Tax consequences at the stockholder level. Under current tax law, the Proposed Sale will not have any federal income tax consequences to the stockholders of the Company.

                              NO APPRAISAL RIGHTS.

         Pursuant to the CGCL, holders of shares of Common Stock will not be entitled to rights of appraisal in connection with the Proposed Sale.

                          THE ASSET PURCHASE AGREEMENT.

         General

         The following is a summary description of the material terms and provisions set forth in the Asset Purchase Agreement, and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Annex A. Shareholders are urged to review the Asset Purchase Agreement in its entirety.

         Terms which are not otherwise defined in the following summary or elsewhere in this Information Statement shall have the meaning set forth in the Asset Purchase Agreement.

         Purchase Price

         The Asset Purchase Agreement provides for the sale by the Company to Veeder-Root of substantially all of the Company's assets, and substantially all of the assets of the Company's subsidiaries, for an aggregate Purchase Price of Seventeen Million One Hundred Fifty-Eight Thousand Dollars ($17,158,000). The Purchase Price is subject to adjustment based upon the difference between the cash and debt-free net equity of the Company at the Closing Date and the cash and debt-free net equity reflected on the Acquisition Balance Sheet in the amount of Seven Million Four Hundred Eight Thousand Dollars ($7,408,000). Veeder-Root will hold back One Million Five Hundred Thousand Dollars ($1,500,000) from the Purchase Price to secure the indemnity obligations of the Company under the Asset Purchase Agreement. One-half of the unused portion of the holdback will be paid to the Company on April 1, 2002 and the remaining unused portion of the holdback shall be paid to the Company on April 1, 2003.

         Assets to be Sold; Excluded Assets

         The assets to be sold by the Company and its subsidiaries to Veeder-Root pursuant to the Asset Purchase Agreement include substantially all of the assets of the Company's ongoing business operations. This includes, in addition to the Company's statistical inventory reconciliation leak detection for underground storage tanks and product piping, the licensing of fuel management software and the selling of related fuel management products (the "Business"). The principal assets which comprise the Business are (a) commercial goodwill; (b) fixed assets; (c) inventory and supplies used in manufacturing, calibrating and testing products; (d) equipment; (e) rights, benefits and privileges arising from contracts; (f) intellectual property; (g) notes and trade accounts receivable; and (h) books and records.

         The Company's assets that are not being sold to Veeder-Root include (a) cash and cash equivalents; (b) the minute books and stock ledgers of the Company; (c) the capital stock of the subsidiaries of the Company; and (d) the assets of Toxguard Systems, Inc., subsidiary of the Company that has filed for bankruptcy under Chapter 7 of the federal bankruptcy laws.

         Liabilities

         Pursuant to the Asset Purchase Agreement, as of the Closing Date, Veeder-Root shall assume the following liabilities: (a) all obligations that arise after the Closing Date under the Assigned Contracts; (b) all current liabilities of the Company and its subsidiaries (other than Toxguard Systems, Inc.) reflected on the consolidated balance sheet of the Company dated as of December 31, 1999 or that are incurred after the Balance Sheet Date and through the Closing Date in the ordinary course of the business consistent with past practice; (c) to the extent accrued for on the Company's financial statements or covered by insurance payable to Veeder-Root, certain claims by the Company's employees; (d) all unknown claims and liabilities relating to contracts with customers of the Business, whether relating to circumstances occurring before or after the Closing; (e) to the extent reserved for under the Company's self-insurance plan, all employee health care claims made under the Company's self insurance plan; (f) certain payments due pursuant to a deferred compensation arrangement; (g) certain royalty payments; and (h) to the extent such liabilities are reserved for on the Company's financial statements or covered by insurance payable to Veeder-Root, all unknown or unasserted liabilities of the Business arising from circumstances occurring before the Closing.

         Employees

         Veeder-Root has agreed to offer employment to Dan R. Cook, the Company's President and Chief Executive Officer, and James B. Grant, the Company's Vice President, Corporate Development, at no less than each of their respective levels of current compensation. Veeder-Root may offer employment to the other employees of the Company after the closing of the transaction. For those employees to whom Veeder-Root does not offer employment, Veeder-Root will pay severance to such employees in accordance with Veeder-Root's severance policies.

         Representations And Warranties

         The Asset Purchase Agreement contains various customary representations and warranties of the Company and Veeder-Root. These include representations and warranties by the Company as to (a) corporate organization and good standing;
(b) corporate authority to enter into the Asset Purchase Agreement; (c) violation of any law or rights of third parties; (d) absence of claims and business relationships with affiliates; (e) books and records; (f) improper payments; (g) subsidiaries; (h) delivery of materials (i) financial statements and accounts receivable; (j) absence of liabilities; (k) product and service warranties and guaranties; (l) material permits; (m) environmental matters; (n) personal property; (o) customers and assigned contracts and commitments; (p) inventory; (q) insurance; (r) government contracts; (s) litigation; (t) conformity with law; (u) taxes; (v) absence of changes; (w) intellectual property; (x) suppliers; (y) real property; (z) title to Purchased Assets; (aa) year 2000 compliance; (bb) powers of attorney; (cc) brokers' fees; (dd) employee benefit plans; (ee) labor and employment matters; (ff) disclosure; (gg) SEC reports; (hh) information; (ii) opinion of financial advisor; and (jj) voting support agreement and irrevocably proxy.

         Veeder-Root's representations and warranties include those as to (a) corporate authority to enter into the Asset Purchase Agreement; (b) corporate organization and good standing; (c) conflicts; and (d) brokers' fees.

         The representations and warranties of the Company shall remain in effect until April 1, 2003, except for any representations and warranties with respect to environmental matters and tax matters, which will remain in effect until the relevant statute of limitations has expired.

         Indemnification

         The Company has agreed in the Asset Purchase Agreement to indemnify and hold harmless Veeder-Root in respect of any liabilities, losses, damages and costs resulting from (a) any breach or inaccuracy of a representation or warranty made by the Company in the Asset Purchase Agreement or any schedule or certificate delivered by the Company thereunder, (b) any breach or other failure to perform any covenant or agreement made by the Company in the Asset Purchase Agreement, (c) any Excluded Liabilities, and (d) any lawsuit or claim by any shareholder of the Company relating to or in any way arising out of the transactions contemplated by the Asset Purchase Agreement. The indemnification provision is subject to a Two Hundred Fifty Thousand Dollar ($250,000) indemnification deductible which provides that, except for environmental matters, litigation, conformity with law, tax matters and employee benefit plan matters, the Company shall not be required to indemnify Veeder-Root until the aggregate amount of damages exceeds Two Hundred Fifty Thousand Dollars ($250,000).

         Guaranty

         Sagaponack, which owns the majority of the issued and outstanding shares of the Company's Common Stock and all of the issued and outstanding shares of the Company's Series A Preferred Stock, has agreed to guaranty the indemnification obligations of the Company in an amount up to One Million Five Hundred Thousand Dollars ($1,500,000); provided, however, that from and after April 1, 2002, the amount guaranteed by Sagaponack shall decrease to one-half of the previously unused portion of the guaranty. Prior to seeking funds from Sagaponack, Veeder-Root shall be required to seek payment of the funds from the holdback amount under the Asset Purchase Agreement. The guaranty will expire on April 1, 2003 except as to indemnification claims raised by Veeder-Root under the Asset Purchase Agreement prior to April 1, 2003. This summary of the guaranty is qualified in its entirety by reference to the full text of the guaranty, a complete copy of which is attached hereto as Annex D.

         Covenants

         Pursuant to the Asset Purchase Agreement, the Company has agreed that between the date of the Asset Purchase Agreement, July 21, 2000, and the Closing Date, the Company shall maintain its Business, properties and facilities in good working order and condition as it is at present, perform all of its obligations under agreements relating to or affecting its assets, property and rights, keep in full force and effect present insurance policies or other comparable insurance coverage, use commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees, and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it. The Company has also agreed that the Company shall (a) not take certain actions without the prior written consent of Veeder-Root, (b) provide Veeder Root with access to its properties, books and records, and (c) not solicit any proposals or engage in negotiations for the Business or the Purchased Assets.

         Non-Competition, Non Solicitation and Confidentiality

         The Company has agreed for a period of four years from the Closing Date that the Company shall not (a) compete with the Business; (b) solicit any employees of Veeder-Root; or (c) solicit any customers of Veeder-Root. The Company has also agreed to keep confidential all trade secrets and confidential information concerning the operation of the Business.

         Within fifteen days after the Closing Date, the Company is required to change its name from "Ustman Technologies, Inc."

         Termination

         The Asset Purchase Agreement may be terminated prior to the Closing Date in the event that certain conditions are not met and for certain other reasons, including, without limitation, that the Company may terminate the Asset Purchase Agreement to pursue an Acquisition

Proposal. The Company shall be required to pay to Veeder-Root a termination fee in the amount of $1,000,000, in the event that (i) the Asset Purchase Agreement is terminated because the Company did not obtain shareholder approval, (ii) the Company's Board of Directors fails to approve the Asset Purchase Agreement and the transactions contemplated thereunder, (iii) the Company violates the exclusivity provision of the Asset Purchase Agreement, (iv) Sagaponack fails to consent to the Asset Purchase Agreement and the transaction contemplated thereunder, or (v) the Company materially breaches a representation, warranty or covenant set forth in the Asset Purchase Agreement.

         Governing Law

         The Asset Purchase Agreement is to be governed by the laws of the State of Delaware.

  REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         Following the Closing, the Company intends to de-list its shares of Common Stock from the OTC Bulletin in connection with the Plan of Liquidation.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                   USTMAN TECHNOLOGIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000


                                     USTMAN
                                  Technologies,
                                    Inc. and                                                                    Pro forma
ASSETS:                           subsidiaries               Pro forma adjustments                            consolidated
                                 --------------  -------------------------------------------------------------------------
                                  (Historical)
Current assets:
  Cash                           $    524,000    $ 15,658,000    (A1)   $ (2,420,000) (B) $ (13,583,000) (C2) $    179,000
  Accounts receivable, net          1,341,000      (1,341,000)   (A1)
  Inventories                          46,000         (46,000)   (A1)
  Prepaid expenses and other          106,000        (106,000)   (A1)
                                 ------------    ------------           ------------      -------------       ------------
  Total current assets              2,017,000      14,165,000             (2,420,000)       (13,583,000)           179,000

Furniture, fixtures and
equipment                           1,349,000      (1,349,000)   (A1)
Accumulated depreciation             (811,000)        811,000    (A1)
                                 ------------    ------------           ------------      -------------       ------------
                                      538,000        (538,000)

Receivable from purchaser                           1,500,000    (A1)                                            1,500,000
Intangible and other assets,
net                                 6,777,000      (6,777,000)   (A1)
                                 ------------    ------------           ------------      -------------       ------------
                                 $  9,332,000       8,350,000           $ (2,420,000)     $ (13,583,000)         1,679,000
                                 ============    ============           ============      =============       ============


LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT):

Current liabilities:
  Current portion of long-term
  debt                           $  1,000,000                            $(1,000,000) (B)
  Accounts payable                    134,000    $   (134,000) (A1)                        $                  $
  Accrued expenses
                                      510,000        (510,000) (A1)                                  --
  Transaction Expenses                                275,000  (A2)         (275,000) (B)
  Income tax payable                                  145,000  (A3)         (145,000) (B)


                                 ------------    ------------            -----------       ------------       ------------


Total current liabilities           1,644,000        (224,000)            (1,420,000)                --
Long-term debt, less current
portion                             1,000,000                             (1,000,000) (B)

Deferred gain on sale                               1,500,000  (A1)                                              1,500,000

Deferred income taxes                                  27,000  (A3)                                                 27,000

Deferred employee benefits            428,000        (428,000) (A1)
                                 ------------    ------------            -----------       ------------       ------------
Total liabilities                   3,072,000         875,000             (2,420,000)                --          1,527,000

Shareholders' equity
(deficit):
  Series A preferred stock          9,717,000                                                (9,717,000) (C)
  Common stock                     13,576,000                                                (2,639,000) (C)    10,937,000
  Additional paid-in capital        1,227,000                                                (1,227,000) (C)
  Accumulated deficit             (18,260,000)      7,922,000  (A1)                                            (10,785,000)
                                                     (275,000) (A2)
                                                     (172,000) (A3)
                                 ------------    ------------            -----------       ------------       ------------
Shareholders' equity
(deficit)                           6,260,000       7,475,000                     --        (13,583,000)           152,000
                                 ------------    ------------            -----------       ------------       ------------
                                 $  9,332,000    $  8,350,000            $(2,420,000)      $(13,583,000)      $  1,679,000
                                 ============    ============            ===========       ============       ============

  See notes to unaudited pro forma condensed consolidated financial statements

         On July 21, 2000, the Company executed a definitive Asset Purchase Agreement with Veeder-Root, a wholly-owned subsidiary of Danaher Corporation, a publicly traded company, to sell substantially all of the assets of the Company to Veeder-Root for $17,158,000, of which $1,500,000 of the purchase price is to be held back by Veeder-Root to secure indemnity obligations of the Company. The Company expects to recognize a net realized gain and a deferred gain on the transaction, estimated to be approximately $7,922,000 and $1,500,000 respectively, based upon pro forma calculations as if the transaction had been consummated on March 31, 2000, as discussed below. The Company presently intends on using the proceeds of the sale to repay indebtedness not assumed by Veeder-Root, pay transaction expenses and income taxes on the transaction, and partially pay the liquidation preference of its Series A Preferred Stock. It is not presently expected that there will be funds available for distribution to common stockholders.

         Upon consummation of the proposed sale, the Company will no longer have any business operations, executive management, or employees, and the proceeds from the proposed sale are expected to be insufficient to repay the entire amount of the Series A liquidation preference. Accordingly, on August 15, 2000, the Company's board of directors unanimously approved the Plan of Liquidation, pursuant to which the Company will wind up its affairs and cease to exist as an operating entity. Revenues and expenses of the Company subsequent to the transaction are anticipated to consist primarily of interest income earned on remaining cash balances and legal and accounting expenses expected to be incurred in connection with corporate winding up and liquidation. The Company believes that revenues and expenses subsequent to the transaction will represent a minimal continuing impact to the Company. As a result, pro forma statements of operations for periods prior to April 1, 2000, are not presented.

         The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale as if it had been consummated on March 31, 2000. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that actually would have occurred had the transaction occurred on March 31, 2000, or to project the Company's financial position to any future period.

1.       Description of the transaction:

         On July 21, 2000, the Company executed a definitive Asset Purchase Agreement with Veeder-Root, a wholly-owned subsidiary of Danaher Corporation, a publicly traded company, to sell substantially all of the assets of the Company to Veeder-Root for $17,158,000, of which $1,500,000 of the purchase price is to be held back by Veeder-Root to secure indemnity obligations of the Company. One-half of the unused portion of the holdback is to be paid to the Company on April 1, 2002, and the remaining unused portion of the holdback is to be paid to the Company on April 1, 2003. The Company expects to recognize a net realized gain and a deferred gain on the transaction, calculated to be approximately $7,922,000 and $1,500,000 respectively, based upon pro forma calculations as if the transaction had been consummated on March 31, 2000, as discussed below. The Company presently intends on using the proceeds of the sale to repay indebtedness not assumed by Veeder-Root, pay transaction expenses, and partially pay the liquidation preference of its Series A Preferred Stock. It is not presently expected that there will be funds available for distribution to common stockholders.

         Upon consummation of the proposed sale, the Company will no longer have any business operations, executive management, or employees, and the proceeds from the proposed sale are expected to be insufficient to repay the entire amount of the Series A liquidation preference. Accordingly, on August 14, 2000, the Company's board of directors unanimously approved the Plan of Liquidation pursuant to which the Company will wind up its affairs and cease to exist as an operating entity. Revenues and expenses of the Company subsequent to the transaction are anticipated to consist primarily of interest income earned on remaining cash balances and legal and accounting expenses expected to be incurred in connection with corporate winding up and liquidation. The Company believes that revenues and expenses subsequent to the transaction will represent a minimal continuing impact to the Company. As a result, statements of operations for periods prior to April 1, 2000, are not presented.

         The unaudited condensed consolidated balance sheet as of March 31, 2000 gives effect to the transaction as if it had occurred March 31, 2000. The final sales price will be subject to an adjustment for the difference between the Company's actual "Cash and Debt Free Net Equity" as of the acquisition date and the targeted "Cash and Debt Free Net Equity" amount of $7,750,000, as defined.

2.       Description of pro forma adjustments

         (A1) To reflect cash proceeds of $15,658,000 and to reflect a $1,500,000 "hold back" receivable from Veeder-Root in exchange for Company assets with a carrying value of $8,808,000 and liabilities with a carrying value of $1,072,000 at March 31, 2000, resulting in a net realized gain of $7,922,000 and a deferred gain of $1,500,000.

         (A2) To reflect transaction expenses, estimated to be approximately $275,000, incurred by the Company in connection with the transaction.

         (A3) To reflect estimated current and deferred income taxes totaling approximately $172,000 ($145,000 current; $27,000 deferred) incurred in connection with the transaction, and based on an estimated total tax gain of approximately $8,000,000. Income tax of $172,000 represents estimated alternative minimum tax. Regular income tax is not expected to be incurred by the Company due to the availability of net operating loss carry forwards.

         (B) To reflect the payment of obligations not assumed by Veeder-Root, including current and long-term debt, transaction expenses incurred in connection with the transaction, and estimated current income taxes.

         (C) To reflect the Company's liquidating distribution of all available funds payable to the Series A preferred shareholders in accordance with the provisions of the Series A Preferred Stock. At March 31, 2000 the Series A Preferred Stock had a liquidation preference of $17,230,285.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 21, 2000 of persons (other than officers or directors of the Company) known to the Company to own more than 5% of the Company's outstanding Common Stock. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

                                           Number of Shares    Percent of Outstanding
         Name                             Beneficially Owned          Shares
Sagaponack Partners, L.P.
536 Pacific Avenue
San Francisco, CA 94133                        10,973,461              49.2%

Sagaponack Partners International, L.P.
536 Pacific Avenue
San Francisco, CA 94133                           216,000               1.0%

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 21, 2000 of (i) each director during the fiscal year ended June 30, 2000, (ii) the chief executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

                                                           Number of Shares              Percent of Outstanding
          Name                                            Beneficially Owned                     Shares
Dan R. Cook
12265 W. Bayaud Avenue, #110
Lakewood, CO  80228                                               300,000(1)                        1.3%

Barry S. Rosenstein
536 Pacific Avenue
San Francisco, CA 94133                                        11,189,461(2)                       50.2%

Marc A. Weisman
645 Fifth Avenue, 8th Floor
New York, NY  10022                                            11,189,461(2)                       50.2%

All current executive officers and directors as a
   group (5 persons)(3)                                        11,489,461(4)                       51.5%

(1) Includes options granted by the Company to purchase up to 300,000 shares of common stock which are exercisable within 60 days.

(2) Includes 10,973,461 shares of Common Stock owned by Sagaponack Partners, L.P. and 216,000 shares of Common Stock owned by Sagaponack Partners International, L.P., both of which may be deemed to be beneficially owned by Messrs. Rosenstein and Weisman as co-managing partners of each of Sagaponack Partners, L.P. and Sagaponack Partners International, L.P.

(3)      Includes David Shapiro and Michael Lerner, who became directors in
         July, 2000.

(4) Includes options granted by the Company to purchase an aggregate of 300,000 shares of common stock which are exercisable within 60 days.

                               MARKET PRICE DATA.

         The Common Stock is listed and traded on the OTC Bulletin Board and in the National Quotation Bureau's "Pink Sheets" under the symbol USTX.OB. On July 20, 2000, the last trading day preceding the public announcement of the execution and delivery of the Asset Purchase Agreement, the closing price per share of Common Stock was $.06. On _________, the most recent practicable date prior to the printing of this Information Statement, the closing price per share of Common Stock on the Pink Sheets was $____

                                      OTHER

         On June 8, 2000, a class action complaint was filed by Stourbridge Investments Ltd. against the Company, Barry S. Rosenstein, Marc A. Weisman, Dan
R. Cook, Danaher Corporation, Veeder-Root Service Company and RSP Capital, L.L.C. alleging breach of fiduciary duty in connection with the Proposed Sale. Counsel for all of the parties have agreed to extend the defendants time to answer the complaint to August 22, 2000. In addition, a preliminary injunction hearing with respect to the Proposed Sale is being scheduled for late August/early September 2000 in Superior Court, County of Los Angeles.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

         The information in the following documents filed by the Company with the Securities Exchange Commission (File No. 0-16011) pursuant to the Exchange Act is incorporated by reference in this Information Statement:

1. The Company's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2000.

2. The Company's Quarterly Report on Form 10-QSB, for the quarter ended December 31, 1999.

3. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

4. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.

5. All documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Information Statement and prior to the closing of the Proposed Sale shall be deemed incorporated by reference in this Information Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         The information relating to the Company contained in this Information Statement should be read together with the information and documents incorporated by reference. This Information Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available without charge to any person, including any beneficial owner, to whom this Information Statement is delivered, upon written or oral request. Request for such documents should be directed to Heather Murphy (303) 986-8011.

                          FORWARD-LOOKING INFORMATION.

         Statements contained in this Information Statement that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company, through its senior management, from time to time makes forward-looking public statements concerning expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of significant risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, the Company's incurring expenses in connection with its winding up, liquidation and dissolution which are greater than those anticipated, changes in the regulation of the industrial cleaning industry at either or both of the federal and state levels, competitive pressures in the industrial cleaning industry and the Company's response thereto, the general conditions in the economy and capital markets, and other factors which may be identified from time to time in the Company's SEC filings and in other public announcements of the Company.

                             AVAILABLE INFORMATION.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address is http://www.sec.gov. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

         The Common Stock of the Company is quoted on the OTC Bulletin Board and in the National Quotation Bureau's "Pink Sheets."

                                                                         ANNEX A

                                                                  EXECUTION COPY












                            ASSET PURCHASE AGREEMENT

                                  By and Among

                           VEEDER-ROOT SERVICE COMPANY

                                       and

                            USTMAN TECHNOLOGIES, INC.




                            dated as of July 21, 2000

                                TABLE OF CONTENTS


                                                                                                                  Page
                                                                                                                  ----

1.       ASSET PURCHASE AND RELATED MATTERS.......................................................................1

         1.1      Transfer of Assets..............................................................................1
         1.2      Liabilities Related to the Business.............................................................4
         1.3      Purchase Price..................................................................................8
         1.4      Allocation of the Purchase Price...............................................................10

2.       CLOSING.................................................................................................10

         2.1      Location and Date..............................................................................10
         2.2      Deliveries.....................................................................................10

3.       REPRESENTATIONS AND WARRANTIES OF SELLER................................................................12

         3.1      Organization and Qualification.................................................................12
         3.2      Authorization; Validity........................................................................12
         3.3      No Conflicts...................................................................................13
         3.4      Absence of Claims; Business Relationships With Affiliates......................................13
         3.5      Books and Records..............................................................................13
         3.6      No Improper Payments...........................................................................14
         3.7      Subsidiaries...................................................................................14
         3.8      Complete Copies of Materials...................................................................14
         3.9      Financial Statements; Accounts Receivable......................................................14
         3.10     Liabilities and Obligations....................................................................15
         3.11     Product and Service Warranties and Guaranties..................................................15
         3.12     Material Permits...............................................................................15
         3.13     Environmental Matters..........................................................................15
         3.14     Personal Property..............................................................................17
         3.15     Customers; Assigned Contracts and Commitments..................................................17
         3.16     Inventory......................................................................................18
         3.17     Insurance......................................................................................18
         3.18     Government Contracts...........................................................................18
         3.19     Litigation.....................................................................................19
         3.20     Conformity with Law............................................................................19
         3.21     Taxes..........................................................................................20
         3.22     Absence of Changes.............................................................................21
         3.23     Intellectual Property..........................................................................22
         3.24     Suppliers......................................................................................23
         3.25     Real Property..................................................................................23
         3.26     Title to Purchased Assets......................................................................24
         3.27     Year 2000 Compliance...........................................................................25
         3.28     Powers of Attorney.............................................................................25


         3.29     Brokers' Fees..................................................................................25
         3.30     Employee Benefit Plans.........................................................................25
         3.31     Labor and Employment Matters...................................................................29
         3.32     Disclosure.....................................................................................29
         3.33     SEC Reports....................................................................................29
         3.34     Information....................................................................................30
         3.35     Opinion of Financial Advisor...................................................................30
         3.36     Voting Support Agreement and Irrevocable Proxy.................................................30

4.       REPRESENTATIONS OF BUYER................................................................................30

         4.1      Due Organization...............................................................................30
         4.2      Authorization; Validity of Obligations.........................................................31
         4.3      No Conflicts...................................................................................31
         4.4      Broker's Fees..................................................................................31

5.       COVENANTS...............................................................................................31

         5.1      Access to Information..........................................................................31
         5.2      Conduct of Business Pending Closing............................................................32
         5.3      Prohibited Activities..........................................................................33
         5.4      Exclusivity....................................................................................34
         5.5      Cooperation in Obtaining Required Consents and Approvals.......................................35
         5.6      Non-Competition Agreements Binding Employees of Seller or any of its Subsidiaries..............35
         5.7      Sharing of Data................................................................................35
         5.8      Cooperation in Litigation......................................................................36
         5.9      Contracts in Progress..........................................................................36
         5.10     Securities Requirements........................................................................36
         5.11     Tax Matters....................................................................................37
         5.12     Efforts........................................................................................38
         5.13     Employee Matters...............................................................................38
         5.14     Bulk Sales.....................................................................................39
         5.15     Notification of Certain Matters................................................................39
         5.15     Future Acquisitions............................................................................39
         5.16     Post-Closing Name Change of Seller.............................................................39
         5.17     Transfer of Website............................................................................39
         5.18     Liability Insurance............................................................................39
         5.19     Intellectual Property Matters..................................................................40

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................................40

         6.1      Representations and Warranties; Performance of Obligations.....................................40
         6.2      No Litigation..................................................................................40
         6.3      Opinions of Counsel............................................................................40
         6.4      Consents and Approvals.........................................................................41
         6.5      Charter Documents..............................................................................41
         6.6      Sagaponack Documents...........................................................................41
         6.7      No Material Adverse Change.....................................................................41
         6.8      HSR Act........................................................................................41


         6.10     Stockholder Approval...........................................................................41
         6.11     Closing Deliveries.............................................................................42
         6.12     Laws, Ordinances...............................................................................42

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................................................42

         7.1      Representations and Warranties; Performance of Obligations.....................................42
         7.2      No Litigation..................................................................................42
         7.3      Consents and Approvals.........................................................................42
         7.4      HSR Act........................................................................................43
         7.5      Opinion of Counsel.............................................................................43

8.       INDEMNIFICATION.........................................................................................43

         8.1      Indemnification by Seller......................................................................43
         8.2      Limitation and Expiration......................................................................44
         8.3      Indemnification Procedures.....................................................................44
         8.4      Manner of Payment..............................................................................46
         8.5      Survival of Representations, Warranties and Covenants..........................................46
         8.6      Other Indemnification Matters..................................................................46
         8.7      Indemnification by Buyer.......................................................................47

9.       RESTRICTIVE COVENANTS...................................................................................47

         9.1      Prohibited Activities..........................................................................47
         9.2      Confidentiality................................................................................48
         9.3      Damages........................................................................................49
         9.4      Reasonable Restraint...........................................................................49
         9.5      Severability; Reformation......................................................................49
         9.6      Independent Covenant...........................................................................49
         9.7      Materiality....................................................................................49

10.      GENERAL ................................................................................................49

         10.1     Termination....................................................................................49
         10.2     Effect of Termination..........................................................................50
         10.3     Headings.......................................................................................51
         10.4     Successors and Assigns.........................................................................51
         10.5     Entire Agreement...............................................................................51
         10.6     Counterparts...................................................................................51
         10.7     Expenses.......................................................................................51
         10.8     Specific Performance; Remedies.................................................................51
         10.9     Notices........................................................................................52
         10.10    Governing Law..................................................................................53
         10.11    Severability...................................................................................53
         10.12    Absence of Third Party Beneficiary Rights......................................................53
         10.13    Mutual Drafting................................................................................53
         10.14    Amendment; Waiver..............................................................................53
         10.15    Public Disclosure..............................................................................53
         10.16    Accounting Principles..........................................................................54
         10.17    Further Assurances.............................................................................54


         10.18    Shareholder Lawsuit............................................................................54

EXHIBITS
- --------

Exhibit 1.2(a)(iv) Watson Deferred Compensation Agreement
Exhibit 1.2(a)(v) Hunt Royalty Payments
Exhibit A General Assignment and Bill of Sale
Exhibit B Assignment and Assumption Agreement
Exhibit C Sagaponack Voting Support Agreement and Irrevocable Proxy Exhibit D Sagaponack Guaranty
Exhibit E Indemnity Letter
Exhibit 5.13(b) Cook and Grant Offer Letters
Exhibit 5.15 Acquisition Targets

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 21st day of July, 2000, by and between Veeder Root Service Company, a Delaware corporation ("Buyer"), and USTMAN Technologies, Inc., a California corporation ("Seller").

                                    RECITALS

A. Seller and its subsidiaries are engaged in the business of statistical inventory reconciliation leak detection for underground storage tanks and product piping, licensing fuel management software, selling related fuel management products including in-tank automatic tank gauges, network data gathering equipment and cathodic protection for underground storage tanks, and marketing automatic tank gauge systems and regulatory compliance software (the "Business").

B. The parties hereto wish to enter into an agreement pursuant to which Buyer will acquire substantially all of the assets of Seller and its subsidiaries used in the Business. Buyer will not assume any liabilities or obligations of Seller or the Business except as expressly set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual promises made in this Agreement, and the representations, warranties, and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. ASSET PURCHASE AND RELATED MATTERS

         1.1 Transfer of Assets.

                  (a) Purchased Assets. Subject to the terms and conditions of this Agreement and for the consideration stated in this Article 1, at the Closing (as later defined), Seller and its subsidiaries (other than Toxguard Systems, Inc.) shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller and its subsidiaries (other than Toxguard Systems, Inc.) all of Seller's and its subsidiaries' (other than Toxguard Systems, Inc.) right, title and interest in and to all of the following assets, properties and rights of Seller or any of its subsidiaries (other than Toxguard Systems, Inc.) and relating to or used or usable in connection with the Business (collectively, the "Purchased Assets") free and clear of any and all Liens (as later defined):

                           (i) all of the items of inventory and supplies used
in manufacturing, calibrating and testing products, including without limitation, raw materials, work-in-process, finished goods, supplies, packaging materials, spare parts, returned products and samples, demonstration and test instruments, any obsolete inventory or items of inventory that are not saleable in the ordinary course of the Business and other similar items (collectively, the "Inventory");

                           (ii) to the extent transferable, telephone numbers
and e-mail addresses;

                           (iii) leases, subleases, and rights thereunder;


                           (iv) all machinery, equipment, fixtures, tools,
punches, dies, jigs, molds, furniture, fixtures, testing equipment, data processing equipment, computers and peripheral equipment, and other similar personal property and spare parts, including, without limitation, the items listed in Section 1.1(a)(iv) to the Disclosure Schedule (the "Fixed Assets");

                           (v) to the extent transferable to Buyer, all Material
Permits (as defined in Section 3.12);

                           (vi) all rights, benefits and privileges under or
arising from all currently effective contracts (including, without limitation, manufacturing contracts and supply contracts and insurance policies), purchase orders, customer orders, customer service agreements, agreements, instruments, licenses, or understandings and such contracts, orders, agreements, instruments, licenses or understandings entered into by Seller between the date hereof and the Closing in the ordinary course of the Business consistent with past practice or as approved by Buyer pursuant to the terms of this Agreement (the "Assigned Contracts");

                           (vii) all Intellectual Property used in connection
with the Business, including the trade names and trademarks USTMAN SIR SYSTEM, USTMAN TECHNOLOGIES, INC., USTMAN Industries, Inc., EXTREME & Design, SIRAS, Sirsend, Extreme Internet, Extreme, Extreme Fuel Management, TankTrax, all licenses, sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringement thereof and rights to protection of interests therein under the laws of all jurisdictions, immunities, covenants not to sue and the like relating to the Intellectual Property, and any claims or causes of action arising out of or related to any past or present infringement or misappropriation of any of the Intellectual Property, including, without limitation, the assets set forth in Section 3.23 of the Disclosure Schedule. "Intellectual Property" means any and all (A) trademarks (registered or unregistered), service marks, certification marks, logos, trade names, trade dress, and corporate names, together with all translations, adaptations, derivations, variations, permutations and combinations thereof and including all goodwill associated with any of the foregoing, and all registrations, applications, filed extensions, modifications or renewals of any of the foregoing; (B) inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with reissuances, continuations, continuations in-part, revisions, extensions, and reexaminations thereof; (C) nonpublic information, trade secrets, and confidential or proprietary business information (including ideas, research and development, laboratory test results, know-how, formulas, compositions, manufacturing and production processes, principles and techniques), manufacturing documentation, technical data, internally-developed spectral libraries, algorithms, designs, drawings (including, but not limited to, engineering drawings), blueprints, sepias, specifications, certifications, file reports, customer and supplier lists, pricing and cost information, business and marketing plans, proposals and studies (where there are multiple copies of such material in Seller's possession or control, all copies of such material) and rights in any jurisdiction to limit the use or disclosure thereof by any person; (D) copyrightable works and writings (whether or not copyrighted), copyrights, and applications, registrations, and renewals in connection therewith; (E) computer programs and software (including source code, object code, data and related documentation); (F) other proprietary rights; and (G) copies and tangible embodiments of any of the foregoing items
(A) through (F);

                           (viii) originals or true copies of all of the books,
records, ledgers, data and information, files, documents, correspondence, tests, plats (collectively, "Books and Records"), including without limitation all general, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, correspondence and miscellaneous records with respect to customers and supply sources, and all other general correspondence;

                           (ix) the goodwill relating to the Business or any of
the Purchased Assets;

                           (x) claims, deposits, prepayments, refunds, causes of
action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (but not including any such item relating to payment of Taxes (as later defined));

                           (xi) all notes and trade accounts receivable
(including without limitation current, past, reserved or written-off accounts receivable, accounts receivable from any of Seller, its subsidiaries or operating divisions and businesses, and receivables from and advances to employees, collectively such items being the "Accounts Receivable") and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person (as defined in Section 9.1);

                           (xii) all advertising, marketing and other similar
materials, including without limitation, the material and content included in Seller's website;

                           (xiii) all motor vehicles; and

                           (xix) any and all other items of any kind, tangible
or intangible, used or usable in the Business.

                  (b) Excluded Assets. The Purchased Assets shall not include, and from and after the Closing, Seller and its subsidiaries shall retain all of its right, title and interest in and to all of the following assets (the "Excluded Assets"):

                           (i) cash and cash equivalents;

                           (ii) the capital stock of any of the subsidiaries of
Seller;

                           (iii) all assets of Toxguard Systems, Inc.;

                           (iv) the minute books and stock ledgers of Seller and
each of its subsidiaries; and

                           (v) all assets and properties of Seller or any of its
subsidiaries not included in the Purchased Assets.

                  (c) Instruments of Transfer. On the Closing Date (as later defined), Seller and its subsidiaries (other than Toxguard Systems, Inc.) shall transfer to Buyer valid and legal title to all of the Purchased Assets, free and clear of any Liens. "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, Lien (statutory or otherwise), charge, priority or other security agreement, right of first refusal, restriction on transfer (other than restrictions imposed by federal and state securities laws), or any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). The transfer of the Purchased Assets shall occur by delivery of the instruments of transfer described in Section 2.2.

         1.2 Liabilities Related to the Business.

                  (a) Assumed Liabilities. On and subject to the terms and conditions of this Agreement and further subject to the limitations set forth in
Section 1.2(b), Buyer shall assume at the Closing and subsequently pay, honor and discharge, according to the terms thereof, the following obligations and liabilities other than the Excluded Liabilities (collectively, the "Assumed Liabilities") relating to the Business:

                           (i) all obligations that arise after the Closing
under the Assigned Contracts;


                           (ii) all current liabilities of Seller and its
subsidiaries (other than Toxguard Systems, Inc.) reflected on the consolidated balance sheet of Seller dated as of December 31, 1999 (such balance sheet being the "Acquisition Balance Sheet" and such date being the "Balance Sheet Date"), or that are incurred after the Balance Sheet Date and through the Closing Date in the ordinary course of the business consistent with past practice;

                           (iii) to the extent accrued for on the Seller
Financial Statements (as later defined) or the Closing Balance Sheet or covered by insurance payable to Buyer, all liabilities and obligations of Seller or any of its subsidiaries (other than Toxguard Systems, Inc.) regarding, and claims with respect to, (A) all compensation earned or accrued by employees of Seller or any of its subsidiaries while employed by Seller or any of its subsidiaries on or before the Closing, including without limitation, accrued salary and wages (including overtime), accrued vacation time and personal time, sick leave, incentive or bonus compensation, retention, severance, termination, and redundancy pay, and pay in lieu of notice; (B) any other benefits owed to any current or former employee of Seller or any of its subsidiaries (other than Toxguard Systems, Inc.) whose employment ends (or is treated as ending) in connection with completing the transactions this Agreement contemplates; and (C) any expenses associated with workers' compensation claims or for medical, dental and disability (both long-term and short-term) benefits owed to employees or former employees of Seller or any of its subsidiaries based upon (1) exposure to conditions existing before the Closing or (2) disabilities existing before the Closing;

                           (iv) payments due to Charlie Watson ("Watson") after
the Closing pursuant to the deferred compensation arrangement between Seller and Watson, a copy of which is attached hereto as Exhibit 1.2(a)(iv);

                           (v) all royalty payments due to Seth Hunt on the
terms and subject to the conditions as set forth in the attached Exhibit 1.2(a)(v);

                           (vi) all unknown claims and liabilities relating to
contracts with customers of the Business whether relating to circumstances occurring before or after Closing;

                           (vii) all unknown or unasserted liabilities of the
Business arising from circumstances occurring before Closing but solely to the extent that such liabilities are either reserved for by Seller on the Seller Financial Statements or covered by insurance payable to Buyer;

                           (viii) all employee health care claims made under
Seller's self-insurance plan, solely to the extent reserved for under such self-insurance plan; and

                           (ix) all liabilities of Seller exclusively related to
the conduct of the Business in the ordinary course of business consistent with past practice (including without limitation false alarm guaranties).

                  (b) Excluded Liabilities. Except as specifically set forth in
Section 1.2(a), Buyer does not and will not assume or become responsible for, and Seller and its subsidiaries shall remain solely liable for, any and all liabilities or obligations of any kind (whether fixed or contingent, liquidated or unliquidated, matured or unmatured, known or unknown, whether arising out of occurrences prior to, at or after the Closing) of Seller, any of its subsidiaries, or any of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (each an "Affiliate")) that are not Assumed Liabilities whether or not relating to the Business (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, subject to
Section 1.2(a), the Excluded Liabilities shall include the following:

                           (i) all liabilities and obligations of Seller or any
of its subsidiaries for costs and expenses arising out of or in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

                           (ii) all liabilities and obligations of Seller or any
of its subsidiaries under this Agreement or any agreement or instrument attached hereto as an exhibit or contemplated to be entered into hereby (the "Ancillary Agreements");

                           (iii) all liabilities or obligations of Seller or any
of its subsidiaries arising out of the matters, if any, described in Sections 3.13(a), 3.19 or 3.20 of the Disclosure Schedule;

                           (iv) all liabilities and obligations of Seller
related to the Excluded Assets;

                           (v) all liabilities and obligations of Seller or any
of its subsidiaries for (A) to the extent not accrued for or covered by insurance payable to Buyer, any expenses associated with workers' compensation claims or for medical, dental and disability (both long-term and short-term) benefits, whether insured or self-insured, owed to employees or former employees of Seller or any of its subsidiaries based upon (1) exposure to conditions existing before the Closing or (2) disabilities existing before the Closing; (B) related to or arising out of any suit, claim, action or cause of action by any employee of Seller or any of its subsidiaries against Seller or any of its subsidiaries, or any of their respective officers, directors, shareholders, other employees or representatives; or (C) any administrative action against Seller or any of its subsidiaries arising under the Occupational Safety and Health Act, as amended, for actions, events or circumstances occurring before the Closing;

                           (vi) all liabilities, obligations and claims with
respect to product liability, personal injury or property damage arising out of events or occurrences relating to products manufactured or services provided on or prior to the Closing Date (whether or not such event or occurrence arises after the Closing Date) other than product liability, personal injury or property damage liabilities, obligations and claims arising under the Assigned Contracts (which product liability, personal injury and property damage liabilities, obligations and claims are assumed liabilities of Buyer pursuant to
Section 1.2(a)(i));

                           (vii) all liabilities and obligations of Seller or
any of its subsidiaries arising prior to the Closing under any of the Assigned Contracts that mature or become conditionally due and payable prior to the Closing, and all liabilities for any breach, act or omission by Seller or any of its subsidiaries prior to the Closing under any Assigned Contract raised or asserted prior to Closing;

                           (viii) any liability of Seller or any of its
subsidiaries for Taxes (it being understood and agreed that Buyer shall not be deemed to be Seller's, or any of Seller's subsidiaries', transferee with respect to any liabilities of Seller or any of its subsidiaries with respect to Taxes). For the purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

                           (ix) any liability of Seller or any of its
subsidiaries for income and other Taxes arising in connection with the consummation of the transactions contemplated hereby, provided however that Buyer shall pay all transfer, sales and use Taxes arising in connection with the consummation of the transactions contemplated by this Agreement;

                           (x) any liability of Seller or any of its
subsidiaries for the unpaid Taxes of any person other than Seller or any of its subsidiaries as a transferee or successor, by contract or otherwise;

                           (xi) all liabilities, obligations and claims (whether
matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown) relating to, arising out of, or attributable, in whole or in part, to the manufacture, importation, processing, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Hazardous Materials (as defined in Section 3.13) by Seller or any of its subsidiaries or by any of their predecessors in interest, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, importation, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any such substance by any other person on or prior to the Closing Date, or arising from migration of substances from adjacent properties on or prior to the Closing Date;

                           (xii) all liabilities and obligations of Seller or
any of its subsidiaries arising out of events, conduct, or conditions existing or occurring prior to the Closing that constitute a violation of or noncompliance with any law, rule or regulation, any judgment, decree or order of any foreign, federal, state or local government, regulatory or administrative authority or agency, court, tribunal, or arbitrational tribunal (each a "Governmental Entity"), any breach of fiduciary duty to the stockholders of Seller under state or federal law, or any Material Permits;

                           (xiii) all liabilities and obligations of Seller or
any of its subsidiaries for injury to or death of persons or damage to, or destruction of, property occurring prior to the Closing;

                           (xiv) all liabilities of Seller or any of its
subsidiaries arising out of any claim, suit, action, arbitration, proceedings, investigation or other similar matter which commenced or relates to the ownership of the Purchased Assets or the operation of the Business on or prior to the Closing, including without limitation any obligations and liabilities arising out of the matters disclosed in Section 3.19 of the Disclosure Schedule and any litigation related thereto or arising out of the subject matter thereof;

                           (xv) all intercompany liabilities of Seller or any of
its subsidiaries and any Affiliate of Seller or any of its subsidiaries including without limitation the liabilities of Seller relating to that certain Management Fee Contract with Sagaponack Partners, L.P. ("Sagaponack") dated May 22, 1997;

                           (xvi) all liabilities and obligations with respect to
matters for which any provision of this Agreement provides that Buyer shall assume no liability;

                           (xvii) all liabilities and obligations of Seller or
any of its subsidiaries arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute or allegedly constitute an infringement in violation of, or constitute or allegedly constitute a misappropriation of, any Intellectual Property rights of any other person or entity;

                           (xviii) any liability of Seller, any of its
subsidiaries or Toxguard Systems, Inc. relating to Toxguard Systems, Inc., its assets or its business, including without limitation any liability relating to or arising out of the bankruptcy of Toxguard Systems, Inc.;

                           (xix) all liabilities and obligations arising out of
or relating to the actions or omissions of Seller's or any of its subsidiaries' directors, officers, shareholders, employees, or agents prior to, on or after the Closing Date;

                           (xx) all liabilities of Seller or any of its
subsidiaries for funded debt (including without limitation any accrued by unpaid interest thereon and any dividends payable in respect of any shares of capital stock of Seller or any of its subsidiaries);

                           (xxi) all liabilities of Seller or any of its
subsidiaries or any of their respective officers, directors, employees or other agents relating to or in any way arising out of any lawsuit by any shareholder of Seller relating to or in any way arising out of the transactions contemplated by this Agreement;

                           (xxii) any liability or obligation of Seller or any
of its subsidiaries not expressly assumed by Buyer pursuant to Section 1.2(a);
and

                           (xxiii) any liability or obligation of Seller under
the employment agreement between Seller (f/k/a Watson General Corporation) and Dan R. Cook dated May 21, 1997, the employment agreement between Seller (f/k/a Watson General Corporation) and James B. Grant dated December 18, 1997, or any other employment agreement between the Seller or any of its subsidiaries and any employee thereof other than the employment arrangements that Buyer is specifically assuming pursuant to Section 5.13 of this Agreement.

         1.3 Purchase Price.

                  (a) The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be Seventeen Million One Hundred Fifty-Eight Thousand and 00/100 U.S. Dollars ($17,158,000.00), subject to adjustment as provided in this Section 1.3 or in Section 1.4.

                  (b) Buyer and its authorized representatives shall have the right to review such workpapers and other documents and information used by Seller, its subsidiaries and its authorized representatives in the preparation of the Acquisition Balance Sheet. Within sixty (60) days after the Closing Date, Buyer shall, with the assistance of Seller, prepare and deliver to Seller an unaudited consolidated balance sheet of Seller and its subsidiaries dated as of the Closing Date (the "Closing Balance Sheet"), which fairly present the financial condition of Seller and its subsidiaries as of the Closing Date and which sets forth the "Cash and Debt Free Net Equity" of Seller and its subsidiaries as of the Closing Date (the "Closing Cash and Debt Free Net Equity"). "Cash and Debt Free Net Equity" shall mean the shareholders' net equity of Seller less cash and cash equivalents of Seller and its subsidiaries plus current portion of long-term debt of Seller and its subsidiaries plus long-term debt of Seller and its subsidiaries. The parties agree that the Cash and Debt Free Net Equity of Seller and its subsidiaries as reflected on the Acquisition Balance Sheet as of the date thereof is Seven Million Four Hundred Eight Thousand and 00/100 U.S. Dollars ($7,408,000.00). The Closing Balance Sheet shall be prepared in a manner consistent with the Acquisition Balance Sheet and GAAP consistently applied.

                  (c) Seller and its authorized representatives shall have the right to review such workpapers and other documents and information used by Buyer and its authorized representatives in the preparation of the Closing Balance Sheet and calculation of the Closing

Cash and Debt Free Net Equity. The Closing Balance Sheet shall be final and binding on Seller and Buyer unless Seller objects, by giving written notice to Buyer within thirty (30) days after Seller's receipt of the Closing Balance Sheet, to any items in the Closing Balance Sheet or the computation of Closing Cash and Debt Free Net Equity. Such notice shall state in reasonable detail the item or items in dispute, and shall state the amount, if any, of any adjustment that should be made to the Closing Balance Sheet. Any Purchase Price Adjustment (as defined below) that would result from any item or items not in dispute will be made on the fifth business day following delivery of Seller's written notice of dispute.

                  (d) In the event of a dispute, Buyer and Seller will use their commercially reasonable best efforts to resolve any such objections and any resolution by them shall be final and binding on them. If Buyer and Seller do not resolve any such dispute within fifteen (15) days after Buyer receives Seller's written notice of dispute, then Buyer and Seller shall, within five (5) business days, submit any such unresolved dispute to the Philadelphia office of KPMG International (the "Neutral Accountant") which firm shall, within thirty
(30) days of such submission, resolve such remaining dispute and such resolution shall be binding and conclusive on the parties. The fees and expenses of the Neutral Accountant shall be shared equally by Buyer and Seller. If issues in dispute are submitted to the Neutral Accountant for resolution, each party will furnish to the Neutral Accountant such workpapers and other documents and information relating to the disputed issues as the Neutral Accountant may request and are available to that party, and each party will be afforded the opportunity to present to the Neutral Accountant any material relating to the determination and to discuss the determination with the Neutral Accountant. The determination by the Neutral Accountant of the Closing Balance Sheet and the Closing Cash and Debt Free Net Equity as set forth in a notice delivered by the Neutral Accountant to both parties will be final and binding on the parties.

                  (e) If the Closing Cash and Debt Free Net Equity of Seller is less than Seven Million Four Hundred Eight Thousand and 00/100 U.S. Dollars ($7,408,000.00) (the "Target Amount"), the Purchase Price shall be reduced by an amount equal to the amount by which the Closing Cash and Debt Free Net Equity is less than the Target Amount. If the Closing Cash and Debt Free Net Equity of Seller is greater than the Target Amount, the Purchase Price shall be increased by an amount equal to the amount by which the Closing Cash and Debt Free Net Equity is greater than the Target Amount.

                  (f) The adjustment, if any, to the Purchase Price (the "Purchase Price Adjustment"), shall be determined and made (taking into account payments made pursuant to Section 1.3(c)) on the fifth day following final determination of the Closing Balance Sheet and the Closing Cash and Debt Free Net Equity.

                  (g) The parties agree that Buyer shall be permitted to holdback from the Purchase Price to be delivered at Closing (the "Holdback") the sum of One Million Five Hundred Thousand and 00/100 U.S. Dollars ($1,500,000.00) to secure the indemnity obligations of Seller under this Agreement. Buyer shall deliver one-half of the unused portion of the Holdback to Seller on April 1, 2002, and the remaining unused portion of the Holdback to Seller upon the expiration of the Survival Period. Any portion of the Holdback not used to satisfy an indemnification obligation of Seller hereunder shall accrue interest at the prevailing published money market rate available from Citibank in New York City.

                  (h) The parties agree that the cost of Seller's obligation under Section 5.18 shall be reflected as a liability of Seller on the final Closing Balance Sheet.

         1.4 Allocation of the Purchase Price. The parties agree that the amount equal to the Purchase Price set forth in Section 1.3 shall be allocated, for purposes of Section 1060 of the Internal Revenue Code of 1986 (the "Code"), among the Purchased Assets in the manner set forth in Section 1.5 of the Disclosure Schedule. (the "Allocation"). The parties agree that all Tax Returns (as defined below) and reports (including without limitation Form 8594 ("Asset Acquisition Statement")), and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or a state taxing authority.

2. CLOSING

         2.1 Location and Date. The completion of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m. as soon as practicable after the satisfaction or waiver of the conditions precedent to Closing contained in this Agreement, which date shall be referred to as the "Closing Date."

         2.2 Deliveries.

                  (a) Seller Deliveries. At the Closing, Seller and its subsidiaries shall deliver to Buyer the following:

                           (i) a general assignment and bill of sale in the form
of Exhibit A attached hereto;

                           (ii) assignments of Intellectual Property duly
executed by Seller, each in a form reasonably acceptable to Buyer, in recordable form to the extent necessary to assign such rights;

                           (iii) executed consents required to be delivered as a
condition to Closing as set forth in Section 6.4;

                           (iv) duly executed closing certificates, dated as of
the Closing Date, with respect to the matters set forth in Sections 6.1, 6.2, 6.5, 6.7, and 6.10;

                           (v) good standing certificates of Seller certifying
as of a date no later than ten (10) days prior to the Closing Date that Seller is in good standing under the laws of the State of California, the State of Colorado and each other jurisdiction where Seller conducts business certifying that Seller is qualified to do business in such jurisdiction as a foreign corporation;

                           (vi) opinion of counsel to Seller in the form
required by Section 6.3 hereto;

                           (vii) evidence of the discharge of any and all Liens
on any of the Purchased Assets existing prior to the Closing;

                           (viii) an assignment and assumption agreement in
substantially the form attached hereto as Exhibit B (the "Assumption Agreement") duly executed by Seller that evidences Buyer's assumption of the Assumed Liabilities;

                           (ix) certificates of title for all motor vehicles
comprising part of the Purchased Assets and appropriate transfer forms duly executed by Seller or one of its subsidiaries, as applicable;

                           (x) payment of the fees of Buyer's counsel incurred
as of the Closing Date relating to the Lawsuit (as later defined) as provided in
Section 10.18;

                           (xi) an affidavit duly executed by Seller and each of
its subsidiaries (other than Toxguard Systems, Inc.) in a form reasonably acceptable to Buyer stating, respectively, that Seller and each of such subsidiaries is not a foreign person pursuant to Section 1445 of the Code;

                           (xii) documents and instruments duly executed by
Seller that can be delivered to Network Solutions that are sufficient to transfer control of the URL www.ustman.com to Buyer; and

                           (xiii) such other deeds, bills of sale, documents,
instruments and writings in form and substance acceptable to Buyer as are required to effectively vest in Buyer all of Seller's and each of its subsidiaries' right, title and interest in and to the Purchased Assets free and clear of all Liens according to the provisions hereof or to complete the transactions contemplated by this Agreement.

                  (b) Buyer Deliveries. Upon the terms and subject to the conditions contained herein, at Closing, Buyer shall deliver to Seller:

                           (i) the Assumption Agreement duly executed by Buyer;

                           (ii) a duly executed closing certificate, dated as of
the Closing Date, with respect to the matters set forth in Sections 7.1 and 7.2;

                           (iii) the Purchase Price less the Holdback; which
shall be paid on the Closing Date if the Closing occurs before 12:00 p.m. Eastern Time, or shall be paid the next business day following the Closing Date if the Closing occurs after 12:00 p.m. Eastern Time; provided that if the Closing Payment is to be delivered the next business day following the Closing, the parties agree to close the transactions into escrow, which escrow shall be released immediately upon the delivery of the Closing Payment;

                           (iv) a good standing certificate of Buyer certifying
as of a date no later than ten (10) days prior to the Closing Date that Buyer is in good standing under the laws of the State of Delaware;

                           (v) an opinion of counsel to Buyer in the form
required by Section 7.5; and

                           (vi) a copy of the resolutions of Buyer's board of
directors approving the execution and delivery of this Agreement and the performance of Buyer's obligations hereunder certified to be true and accurate without amendment by the Secretary of Buyer.

3. REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby and except as disclosed by specific reference to the applicable section of the Disclosure Schedule delivered by Seller to Buyer concurrently herewith (the "Disclosure Schedule"), Seller makes the following representations and warranties to Buyer. For purposes of this Agreement, "knowledge" of Seller and "to Seller's knowledge" includes the knowledge of Dan R. Cook, James B. Grant, Heather Murphy, Barry S. Rosenstein and Marc A. Weisman, and shall include knowledge of any fact or circumstance that, if it were not willfully disregarded, would have or should have come to the attention of any such person in the course of discharging his or her duties in a reasonable and prudent manner consistent with sound business practices.

         3.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary which failure to qualify, be licensed or be in good standing would have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Business (a "Material Adverse Effect"). Section 3.l of the Disclosure Schedule contains a list of all jurisdictions in which Seller is authorized or qualified to do business. Seller has delivered to Buyer true, complete and correct copies of the Certificate of Incorporation and Bylaws of Seller. Such Certificate of Incorporation and Bylaws are collectively referred to as the "Charter Documents."

         3.2 Authorization; Validity. Seller and Seller's representative signing this Agreement have the full legal right and all requisite corporate power and authority to execute and deliver this Agreement and except for any required approval by Seller's shareholders in connection with the consummation of the transactions contemplated by this Agreement to perform its obligations pursuant to the terms of this Agreement. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the affirmative vote of the holders of a majority of the then outstanding shares of common stock of Seller entitled to vote thereon, to the extent required by applicable law). This Agreement has been duly and validly authorized by Seller. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller according to its terms.

         3.3 No Conflicts. Except as set forth in Section 3.3 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of any of the Charter Documents or any resolution of the Board of Directors or stockholders of Seller;

                  (b) conflict with, result in a breach of, constitute a default (or an event that with notice or lapse of time or both could become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any note, contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets is subject. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other Lien, whether arising by contract or by operation of law, other than Liens for Taxes not yet due and payable;

                  (c) result in the creation or imposition of any Lien on any of the Purchased Assets, pursuant to (i) any law or regulation to which Seller or any of its property is subject, or (ii) any judgment, litigation, order or decree to which Seller is bound or any of its property is subject;

                  (d) violate any constitution, statute, law, ordinance, rule, regulation, decree, order, injunction, judgment, ruling, charge or other restriction of any Governmental Entity to which Seller is subject or by which Seller is bound;

                  (e) require Seller to file with or to obtain the permission, authorization, consent or approval of any Governmental Entity or give any Governmental Entity the right to challenge any of the transactions contemplated by this Agreement; or

                  (f) result in a breach or violation of, a default under or the triggering of any payment or other obligations pursuant to, any of Seller's existing Business Benefit Arrangements or Business Benefit Plans or any grant or award made under any of the same.

         3.4 Absence of Claims; Business Relationships With Affiliates. Except as set forth on Section 3.4 of the Disclosure Schedule, neither Seller, nor any of its Affiliates or stockholders (a) owns any property or right, tangible or intangible, which is used in the Business, or (b) to Seller's knowledge, has any claim or cause of action against Seller in connection with the Business or any of the Purchased Assets.

         3.5 Books and Records. Seller has made and kept (and given Buyer access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller and the subsidiaries. Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller and its subsidiaries.

         3.6 No Improper Payments. Neither Seller nor any agent of Seller, or, any person or entity associated with or acting for or on behalf of Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for business secured, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books or records of Seller. Seller and all agents, employees and other parties who have acted on behalf of Seller have acted in full compliance with the Foreign Corrupt Practices Act of 1977, codified as amended at 15 U.S.C. ss.ss. 78m(b)(2), 78dd-1, 78dd-2, and 78ff(c).

         3.7 Subsidiaries. None of Seller's subsidiaries owns or holds title to any of the Purchased Assets.


         3.8 Complete Copies of Materials. Seller has delivered or made available to Buyer true and complete copies of each written agreement, contract, commitment or other document (or summaries of same) that is referred to in the schedules to this Agreement or that are included in the Purchased Assets.

         3.9 Financial Statements; Accounts Receivable.

                  (a) Attached as Section 3.9 to the Disclosure Schedule are true, complete and correct copies of (i) Seller's audited consolidated balance sheets, statements of income, and cash flow for the fiscal years ended June 30, 1997, June 30, 1998, and June 30, 1999, (ii) the Acquisition Balance Sheet, and
(iii) Seller's unaudited consolidated balance sheets, statements of income and cash flow for the fiscal year ended June 30, 2000 (the items in the foregoing
(i), (ii) and (iii) being collectively, the "Seller Financial Statements"). The Seller Financial Statements (including the notes thereto) and the Acquisition Balance Sheet have been prepared in accordance with GAAP (as defined in Section 10.16) consistently applied, and fairly present the financial condition of Seller. Since the dates of the Seller Financial Statements and the Acquisition Balance Sheet, there have been no material changes in Seller's accounting policies. The revenues of Seller and its subsidiaries for the six month period ended December 31, 1999, were not less than Three Million Forty-Five Thousand and 00/100 U.S. Dollars ($3,045,000.00) and the operating profit of Seller and its subsidiaries for the six month period ended December 31, 1999, was not less than Four Hundred Twenty-Five Thousand and 00/100 U.S. Dollars ($425,000.00) (before write-off of offering costs relating to the rights offering for 9,941,624 shares of common stock commenced by Seller and filed with the SEC on Form S-1 on April 20, 1999 and on Form SB-2 on July 7, 1999).

                  (b) Attached to Section 3.9 of the Disclosure Schedule is a summary dated as of July 12, 2000, of the Accounts Receivable, which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on Seller's and its subsidiaries books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts

Receivable is of such a character that it will be collectible in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. There is no contest, claim, or right of set-off under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

         3.10 Liabilities and Obligations. Except as set forth in Section 3.10 of the Disclosure Schedule, the Purchased Assets are free and clear of all liabilities and Liens. For purposes of this Section 3.10, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, costs of transfer, expenses of transfer, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, but not including Assumed Liabilities.

         3.11 Product and Service Warranties and Guaranties. Section 3.11 of the Disclosure Schedule sets forth a description of all the product and service warranties or guaranties given by Seller or any of Seller's subsidiaries to any customer in connection with the sale of its products or services, and (a) no claims have been made or are, to the best of Seller's knowledge, threatened under Seller's or any of its subsidiaries product or service warranties or guaranties, other than claims under Seller's false alarm guaranties that occur in the ordinary course of the Business consistent with past practice, (b) to Seller's knowledge, there exists no event or circumstance, which after notice or the passage of time of both, might create or result in liabilities or obligations under Seller's or any of its subsidiaries product or service warranties or guaranties in excess of the liabilities and obligations incurred by Seller or any of its subsidiaries, on average, during the past two (2) years,
(c) there are no statements, citations or decisions by any Governmental Entity or any product testing laboratory stating that any product of Seller or any of its subsidiaries is unsafe or fails to meet any standards promulgated by such Governmental Entity or testing laboratory, (d) to Seller's knowledge, there is no design, manufacturing or other defect in any model or type of product or product specification of Seller or any of its subsidiaries, and (e) there have not been any mandatory or voluntary product recalls with respect to any products of Seller or any of its subsidiaries and, to Seller's knowledge, there is no fact relating to any product of Seller or any of its subsidiaries that may impose a duty on Seller or any of its subsidiaries to recall any product or warn customers of a defect in any product of Seller or any of its subsidiaries.

         3.12 Material Permits. Seller owns or holds all licenses, franchises, approvals, orders, registrations, certifications, variances, permits and other similar governmental authorizations necessary or proper to conduct the Business as it is currently being conducted (the "Material Permits"). The Material Permits are valid, and Seller has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any Material Permit. Seller has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. A list of all Material Permits is set forth in Section 3.12 of the Disclosure Schedule.

         3.13 Environmental Matters.

                  (a) Hazardous Material. Other than as set forth in Section 3.13(a) of the Disclosure Schedule, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local, foreign, provincial, municipal, or other applicable law pertaining to health or the environment to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are, to Seller's knowledge, present in, on or under any real property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased and currently or formerly used in connection with the Business. Section 3.13(a) of the Disclosure Schedule identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on property owned or leased by Seller and currently or formerly used in connection with the Business.

                  (b) Hazardous Materials Activities. With respect to the Business, Seller has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Seller Hazardous Materials Activities") in violation of any Laws and Regulations (as defined in Section 3.20) in effect prior to or as of the date hereof.

                  (c) Permits. Seller currently holds all environmental Material Permits (the "Environmental Permits") necessary for the conduct of Seller's Hazardous Material Activities relating to or affecting the Business as these activities and the Business are currently being conducted, except for those that the failure to have would result in only a de minimis penalty. All Environmental Permits are in full force and effect. Seller (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and
(ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Laws and Regulations relating to health or the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Section 3.13(c) of the Disclosure Schedule includes a listing and description of all Environmental Permits currently held by Seller and relating to or in any manner affecting the Business.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of Seller, threatened concerning any Environmental Permit, Hazardous Material or any Seller Hazardous Materials Activity. To Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve Seller (or any person or entity whose liability Seller has retained or assumed, either by contract or operation of law) in any action or claim pertaining to health or the environment, or impose upon Seller (or any person or entity whose liability Seller has retained or assumed, either by contract or operation of law) any material environmental liability including, without limitation, common law tort liability.

         3.14 Personal Property. Section 3.14 of the Disclosure Schedule sets forth an accurate list of all of Seller's owned and leased personal property having a value in excess of $500 and identifies which personal property is owned and which is leased. All of the machinery and equipment of Seller listed in
Section 3.14 of the Disclosure Schedule and all leased personal property is in good working order and condition, ordinary wear and tear excepted and subject only to breakdowns or equipment being out of service that occur in the ordinary course of business and not inconsistent with the historical levels of breakdowns or equipment being out of service experienced in the conduct of the Business, and, if leased, is in condition sufficient for return to the lessor thereof without penalty or payment for excessive wear, poor condition or other deficiency. All leases set forth in Section 3.14 of the Disclosure Schedule are in full force and effect and constitute valid and binding agreements of Seller, and Seller is not in breach of any of their respective terms. All Fixed Assets used by Seller are either owned by Seller or leased under an agreement listed in
Section 3.14 of the Disclosure Schedule.

         3.15 Customers; Assigned Contracts and Commitments.

                  (a) In Section 3.15(a) of the Disclosure Schedule, Seller has delivered to Buyer a complete and accurate list of the Business' top twenty (20) customers (in terms of percentage sales of the Business) for each of the past two (2) fiscal years (the "Customers").

                  (b) Section 3.15(b) of the Disclosure Schedule contains an accurate list of all Assigned Contracts (other than purchase orders and customer orders) which list includes (without limitation) all contracts with Customers, purchase or supply contracts, distributorship contracts, sales representative contracts, non-compete agreements, assignments of rights in Intellectual Property to third parties, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, Liens, pledges or other security agreements contracts that may give rise to obligations or liabilities exceeding, during the current term thereof, $25,000, contracts that generate revenues or income exceeding, during the current term thereof, $25,000, contracts to which Seller and any affiliate of Seller or any officer, director or stockholder of Seller is a party, and contracts in which Seller has granted manufacturing rights, "most favored nation" pricing provisions, non-competition rights or restrictions, or has agreed to purchase a minimum quantity of goods or services, agreed to make a minimum payment or has agreed to purchase goods or services exclusively from a certain party.

                  (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, (i) none of the Customers has canceled or substantially reduced, or is currently attempting or, to the knowledge of Seller, threatening to cancel or substantially reduce, any purchases, (ii) Seller has complied with all of its commitments and obligations and is not in default under any of the Assigned Contracts (except for a default under an Assigned Contract that may occur because of the assignment of such Assigned Contract pursuant to this Agreement without the consent of the parties thereto), and no notice of default has been received with respect to any thereof, and (iii) there are no Assigned Contracts that were not negotiated at arm's length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Prior to the date hereof, Seller has identified for Buyer the customers of the Business that have made deposits or prepayments on account of any Assigned Contract. Seller has no knowledge of any pattern or series of claims against Seller or any of its subsidiaries that reasonably could be expected to result in a generalized product recall relating to products sold by Seller or any of its subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary. None of the executory Assigned Contracts is a contract for the sale of any products or services that, at the time of the contract's execution and delivery, Seller or any of its subsidiaries knew, or could reasonably foresee, could result in sales of products or services by Seller or any of its subsidiaries at an aggregate loss in excess of $25,000.

                  (d) Except as set forth in Section 3.15 of the Disclosure Schedule, each Assigned Contract with a Customer (i) is valid, binding, enforceable and in full force and effect, (ii) is not subject to any default by any party thereto and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the written arrangement, nor is there any dispute between the parties thereto, (iii) is assignable by Seller or its subsidiaries to Buyer without the consent or approval of any party, and (iv) will, and to Seller's knowledge, continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing (except as enforceability of any Assigned Contract may be affected because of the assignment of such Assigned Contract pursuant to this Agreement without the consent of the parties thereto). Listed in Section 3.15(d) of the Disclosure Schedule is a complete and accurate list of all necessary consents, waivers and approvals of parties to any Assigned Contracts with Customers or with non-customers of the Business that are required in connection with any of the transactions contemplated hereby, or as are required by any governmental agency or other third party or are advisable in order that any such Assigned Contract remain in effect without modification after the transactions contemplated hereby and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Seller Third Party Consents"). Notwithstanding the preceding provisions of this Section 3.15 but without limiting Seller's representations and warranties that the Assigned Contracts are valid and enforceable contracts, Seller makes no representation or warranty that any third party to an Assigned Contract will continue to do business with Buyer following the Closing Date or that any third party will, after the Closing, maintain with Buyer the current or historical levels of business previously done with Seller.

         3.16 Inventory. The inventory of Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, demonstration and test instruments, all of which is merchantable and fit for the purposes for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserves for obsolete, excess and slow moving inventories reflected on Seller's Financial Statements. Section 3.16 of the Disclosure Schedule sets forth in complete an accurate list of all Inventory as of the date of this Agreement, including the book value of each such item thereof.

         3.17 Insurance. Seller and its subsidiaries, as applicable, maintain insurance with respect to the Business, and they are in compliance with all material requirements and provisions of their insurance policies. No notice of cancellation has been given to or received by Seller or any of its subsidiaries with respect to any of the insurance policies, no such insurance policy has been permitted to lapse and no such insurance policy is subject to any retroactive rate or audit adjustment or coinsurance arrangement. Section 3.17 of the Disclosure Schedule contains a complete and accurate list of all insurance policies maintained by Seller and its subsidiaries.

         3.18 Government Contracts.

                  (a) RESERVED

                  (b) Seller is not currently suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government, nor, to the knowledge of Seller, has any suspension or debarment action been threatened or commenced. Seller has not in the past been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government.

                  (c) Seller has not been, nor is it now being, audited, or to Seller's knowledge, investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of Seller, has such audit or investigation been threatened.

                  (d) Seller has no disputes pending before a contracting officer of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government.

                  (e) Seller has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information to any agency or instrumentality of the United States Government.

                  (f) To Seller's knowledge, no employee, agent, consultant, representative, or affiliate of Seller is in receipt or possession of any competitor or government proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

         3.19 Litigation. Except as set forth in Section 3.19 of the Disclosure Schedule, neither Seller nor any of its subsidiaries is a party to any suit, claim, action, proceeding or, to Seller's knowledge, investigation before any Governmental Entity or before any arbitrator, to the knowledge of Seller, no suit, claim, action, proceeding or investigation has been threatened, and, to Seller's knowledge, there is no basis for any such suit, claim, action, proceeding or investigation. Seller and each of its subsidiaries is fully insured against any matter listed in Section 3.19 of the Disclosure Schedule. Neither Seller nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate could have a material adverse effect on the Business or any of the Purchased Assets or that could prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

         3.20 Conformity with Law. Seller and each of its subsidiaries is conducting, and has in the past conducted, the Business in compliance with all applicable federal, state, local and foreign laws, regulations, treaties, rules, statutes, ordinances, and orders ("Laws and Regulations"), including without limitation the rules and regulations of the United States Occupational Safety and Health Administration and the United States Environmental Protection Agency. Since January 1, 1995, neither Seller nor any of its subsidiaries has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable Laws and Regulations in connection with the operation of the Business or the ownership of the Purchased Assets that could have a Material Adverse Effect. Seller and each of its subsidiaries have complied, and are in compliance, with all applicable federal and state laws governing the issuance of securities and the governance of corporate affairs. The directors and officers of

Seller and each of its subsidiaries have operated, and are operating, the Business and the corporate affairs of each of Seller and its subsidiaries, as applicable, in compliance with their respective fiduciary duties.

         3.21 Taxes.

                  (a) All Tax Returns (as defined below) required to be filed by Seller or any of its subsidiaries have been filed, and all such Tax Returns are true, correct, and complete. All Taxes owed by Seller or any of its subsidiaries (whether or not shown on any Tax Return) have been paid in full or withheld on a timely basis.

                  (b) No deficiencies for any Taxes, assessment or other governmental charges have been asserted in writing or assessed against Seller or any of its subsidiaries that remain unpaid. The provisions made for Taxes (excluding reserves for deferred taxes) on the Acquisition Balance Sheet reflect all unpaid Taxes of Seller and any of its subsidiaries or for which Seller or any of its subsidiaries is liable, whether or not disputed. Seller or one of its subsidiaries is entitled to any refunds shown and to the amounts indicated with respect thereto on the Acquisition Balance Sheet. Seller has provided to the Buyer true and complete copies of the Federal and state income Tax Returns of Seller and its subsidiaries for the three years ended on the Balance Sheet Date, together with true and complete copies of all reports of any taxing authority relating to examinations thereof. Neither Seller nor any of its subsidiaries is under audit or, to Seller's knowledge, investigation with respect to any Taxes, and no notice has been received of the expected commencement of such an audit or investigation. No claim has ever been made by a Governmental Entity in a jurisdiction where Seller or any of its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither Seller nor any of its subsidiaries is presently bound by any agreements extending or waiving the statute of limitations with respect to any Taxes. Each of Seller and its subsidiaries have withheld or otherwise collected and paid over to the proper Governmental Entity all Taxes or amounts it was required to withhold or collect and paid over in connection with amounts paid to any employee, independent contractor, creditor or third party.

                  (c) There are (and immediately following the Closing there will be) no Liens on the Purchased Assets relating to or attributable to Taxes, except for Taxes not yet due and payable. Seller has no knowledge of any basis for the assertion of any claims that, if adversely determined, would result in a Lien on the Purchased Assets or otherwise adversely affect the Buyer or the Purchased Assets.

                  (d) Neither Seller nor any of its subsidiaries is a party to a Tax sharing or indemnity agreement with any other person.

                  (e) None of the Purchased Assets is "tax exempt use property" within the meaning of section 168(h) of the Code.

                  (f) For purposes of this Agreement, the term "Tax Return" means any return (including information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax.

         3.22 Absence of Changes. Since the Balance Sheet Date, Seller and each of its subsidiaries has conducted the Business in the ordinary course consistent with past custom and practice and, except as contemplated herein or as set forth in Section 3.22 of the Disclosure Schedule, there has not been:

                  (a) any change that by itself or together with other changes, has had or is likely to have a Material Adverse Effect;

                  (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Seller;

                  (c) any breach, amendment or termination of any Assigned Contract, license, permit or other right to which Seller or any if its subsidiaries is a party which could have a Material Adverse Effect;

                  (d) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller or any of its subsidiaries or the revaluation by Seller or any of its subsidiaries of any of the Purchased Assets;

                  (e) sale, assignment, transfer, license, or sublicense of any Intellectual Property other than in the ordinary course of the Business;

                  (f) the commencement or notice or, to the knowledge of Seller, threat of commencement of any lawsuit or proceeding against or investigation of Seller or any of its subsidiaries;

                  (g) any agreement, amendment to any agreement, termination, action or failure to act that would constitute a violation of or default under, or a waiver of rights under, any Assigned Contract which could have a Material Adverse Effect;

                  (h) the adoption, amendment or termination of any Business Benefit Plan or Business Benefit Arrangement (each as defined in Section 3.30) or the making or grant of any increase in any bonus, profit sharing, incentive, severance or other employee benefit, plan, contract or arrangement;

                  (i) any incurrence of any indebtedness or any Lien upon any of its assets, tangible or intangible;

                  (j) any discharge or satisfaction of any Lien;

                  (k) any sale, lease, transfer or assignment of any of Seller's or its subsidiaries' assets, tangible or intangible, other than for a fair consideration;

                  (l) any agreement, lease, contract or license (or series of related agreements, leases, contracts or licenses) involving more than $30,000;

                  (m) any capital expenditure (or series of related capital expenditures) involving more than $30,000;

                  (n) any issuance of any note, bond or other debt security or creation, incurrence, assumption or guaranty of any indebtedness for borrowed money or capitalized lease obligation;

                  (o) any delay or postponement of the payment of any accounts payable or other liabilities of Seller or any of its subsidiaries;

                  (p) RESERVED

                  (q) any issuance, reissuance, sale, redemption, purchase or acquisition of any of the capital stock or other securities of Seller or any of its subsidiaries;

                  (r) any declaration of any dividend or other distribution in respect of the capital stock of Seller;

                  (s) any change in employment terms for any of the directors, officers, or employees of Seller or any of its subsidiaries, or the grant of any bonus or wage or salary increase to any director, officer, employee or group of employees;

                  (t) any execution and delivery of any employment agreement or collective bargaining agreement, written or oral, or modification of any existing employment agreement or collective bargaining agreement;

                  (u) any loan or other transaction between Seller or any of its subsidiaries and any officer, director or employee of Seller or any of its subsidiaries; or

                  (v) any negotiation or agreement by Seller, any of its subsidiaries or any officer or employee thereof not previously disclosed to Buyer to do any of the things described in the preceding clauses (a) through (u) (other than negotiations with Danaher Corporation, Buyer and their representatives regarding the transactions contemplated by this Agreement).

         3.23 Intellectual Property.

                  (a) Section 3.23(a) of the Disclosure Schedule lists, all, if any, of Seller's and any of its subsidiaries' United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property of Seller that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any Governmental Entity (all of the foregoing, the "Registered Intellectual Property").

                  (b) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                  (c) Except as set forth in Section 3.23(c) of the Disclosure Schedule, no third party has been granted by Seller or any of its subsidiaries any rights to use any of Seller's or any of its subsidiaries' Intellectual Property.

                  (d) (i) Seller or one of its subsidiaries has good and exclusive title to each item of Registered Intellectual Property listed in
Section 3.23(a) of the Disclosure Schedule, free and clear of Liens; and (ii) Seller or one of its subsidiaries (other than Toxguard Systems, Inc.) owns, or has the right, pursuant to a valid Assigned Contract, to use or operate under, all other Intellectual Property of Seller or any of its subsidiaries.

                  (e) To the Company's knowledge, the operation of the Business as it is currently conducted does not infringe or misappropriate the Intellectual Property of any third party, violate the rights of any third party (including rights to privacy or publicity), or constitute unfair competition nor has Seller or any of its subsidiaries received notice from any third party claims that such operations constitutes any such infringement, misappropriation, violation or unfair competition.

                  (f) Seller or one of its subsidiaries (other than Toxguard Systems, Inc.) owns or has the right to all Intellectual Property necessary to the conduct of the Business as it is currently conducted.

                  (g) There are no Assigned Contracts with respect to Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller or any of its subsidiaries thereunder.

                  (h) To Seller's knowledge, no third party is infringing or misappropriating any of Seller's or any of its subsidiaries' Intellectual Property.

                  (i) No Intellectual Property of Seller or any of its subsidiaries or product or service of Seller or any of its subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing or use thereof by Seller or any of its subsidiaries.

         3.24 Suppliers. None of the suppliers of Seller or any of its subsidiaries is the sole available source of such supply.

         3.25 Real Property. Neither Seller nor any of its subsidiaries owns or has ever owned any real property. Section 3.25 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Seller or any of its subsidiaries. Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3.25 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 3.25 of the Disclosure
Schedule:

                  (i) the lease or sublease is legal, valid, binding, enforceable against Seller and, to Seller's knowledge, the other party thereto, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms throughout the Transition Period;

                  (ii) no event (whether a default or breach by any party, a repudiation, dispute, transfer, failure to obtain a government approval or failure of the owner's title) has occurred under any lease or sublease that could require Buyer to vacate the premises; and

                  (iii) all leased premises are supplied with utilities and other services necessary for the operation of the Business on such premises as currently conducted.

                  (iv) each lease or sublease was entered into in an arm's length transaction between unrelated parties;

                  (v) to Seller's knowledge, there exists no default or condition that, with the giving of notice or the passage of time or both, could become a default under any lease or sublease;

                  (vi) the leased premises and all plants, buildings, and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations;

                  (vii) there exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of any of the leased premises;

                  (viii) all improvements located on any of the leased premises have direct access to a public road adjoining such premises;

                  (ix) to Seller's knowledge, no improvements or access ways encroach on land not included in the leased premises and no such improvement is dependent for its access or operation on any land, building or other improvement not included in the leased premises; and

                  (x) neither Seller nor any of its subsidiaries is obligated under any Assigned Contract to purchase any of the leased premises.

         3.26 Title to Purchased Assets.

                  (a) Seller or any of its subsidiaries is the true and lawful owner of, and has good title to, all of the Purchased Assets, free and clear of all Liens.

                  (b) Upon execution and delivery by Seller to Buyer of the instruments of conveyance referred to in Section 2.2(a), Buyer will become the true and lawful owner of, and will receive good title to, the Purchased Assets, free and clear of all Liens.

                  (c) The Purchased Assets are sufficient to permit Seller and its subsidiaries to conduct the Business as presently conducted. The Fixed Assets set forth in Section 1.1(a)(iv) of the Disclosure Schedule comprise all of the machinery, equipment, tools and tooling, fixtures and testing equipment used in connection with the Business.

                  (d) Section 3.26 of the Disclosure Schedule lists all assets of Seller or any of its subsidiaries used in the ordinary course of business at any time since January 1, 1998 which are not Purchased Assets. None of the Purchased Assets constitutes a fixture, and the removal thereof will not constitute a default or trigger any additional liability under any lease or sublease to which Seller or any of its subsidiaries is a party.

         3.27 Year 2000 Compliance. All computer network, data processing hardware, software systems and technology (including communication hardware and software) ("Computer Systems") owned, used or relied on in the conduct of the Business are Year 2000 Compliant. All of Seller's and its subsidiaries' products (including products currently under development) and services (i) record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products or services record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates; (ii) have lost no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000; and (iii) are interoperable with other products used and distributed by the Company that may reasonably deliver records to Seller's or any of its subsidiaries' products or services or receive records from Seller's or any of its subsidiaries' products or services, or interact with Seller's or any of its subsidiaries' products or services, including without limitation back-up and archived data. "Year 2000 Compliant" means that all of the Computer Systems correctly recognize, manipulate and process (including calculating, comparing and sequencing) date information relating to dates on or after January 1, 2000 (including leap year calculations) have done so and shall continue to do so, and that the operation and functionality of such Computer Systems were not, and will not be, adversely affected by the advent of the Year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000.

         3.28 Powers of Attorney. To Seller's knowledge, there are no outstanding powers of attorney executed on behalf of Seller or any of its subsidiaries relating to the Purchased Assets or the Business.

         3.29 Brokers' Fees. Neither Seller nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.30 Employee Benefit Plans.

                  (a) Definitions.

                           (i) "Benefit Arrangement" means any benefit
arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code
Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                           (ii) "Benefit Plan" has the meaning given in ERISA
Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person.

                           (iii) "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                           (iv) "ERISA Affiliate" means any person or entity
that, together with a Related Company, would be or was at any time treated as a single employer under Code Section 414 or ERISA Section 4001 and any general partnership of which a Related Company is or has been a general partner.

                           (v) "Multiemployer Plan" means any Benefit Plan
described in ERISA Section 3(37).

                           (vi) "Pension Plan" means any Benefit Plan subject to
Code Section 412 or ERISA Section 302 or Title IV (including any Multiemployer
Plan) or any comparable plan not covered by ERISA.

                           (vii) "Qualified Plan" means any Benefit Plan
intended to meet the requirements of Code Section 401(a), including any already terminated plan.

                           (viii) "Related Company" means Seller and its
subsidiaries.

                           (ix) "Seller Benefit Arrangement" means any Benefit
Arrangement any Related Company sponsors or maintains or with respect to which any Related Company has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, officers, or employees of or service providers to the Related Companies.

                           (x) "Seller Plan" means any Benefit Plan that any
Related Company maintains or has previously maintained or to which any Related Company is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of any Related Company.

                  (b) Section 3.30(b) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans and Seller Benefit Arrangements.

                  (c) With respect, as applicable, to Benefit Plans and Benefit
Arrangements:

                           (i) Seller has delivered true, correct, and complete
copies of the following documents with respect to each Seller Plan and Seller Benefit Arrangement, to the extent applicable, to the Buyer: (A) all plan or arrangement documents, including but not limited to, trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Forms 5500 or 5500C/R and any attached financial statements and those for the prior three years and any related actuarial reports; (C) the last Internal Revenue Service ("IRS") determination or opinion letter, the last IRS determination or opinion letter that covered the qualification of the entire plan (if different), and the materials submitted to obtain those letters; (D) summary plan descriptions, summaries of material modifications, any prospectuses that describe the Seller Plans or Seller Benefit Arrangements, and Statement of Financial Accounting Standards Nos. 87, 106, and 112 reports; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports received within the three years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors (other than individual account records or participant statements) or prepared by employees of the Company or its ERISA Affiliates; (G) all notices the Internal Revenue Service, Department of Labor, or any other governmental agency or entity issued to the Company within the four years preceding the date of this Agreement; (H) employee manuals or handbooks containing personnel or employee relations policies; and
(I) any other documents Buyer has requested;

                           (ii) The only Qualified Plan currently in operation
is the Ustman Industries Inc. 401(k) Plan. No Related Company has maintained or contributed to another Qualified Plan. The Qualified Plans qualify under Code
Section 401(a), and nothing has occurred with respect to the operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, Lien, penalty or tax under ERISA or the Code; each Seller Plan and each Seller Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of domestic and foreign laws, including federal and state securities laws and any reporting and disclosure requirements; with respect to each Seller Plan, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred; and no Seller Plan contains any security issued by any Related Company.

                           (iii) No Related Company and no ERISA Affiliate has
ever sponsored or maintained or had any liability (whether actual or contingent) with respect to any Pension Plan, whether maintained by it or a predecessor entity; the Related Companies have no liability (whether actual or contingent) with respect to any Benefit Plan or Benefit Arrangement other than the Seller Plans and Seller Benefit Arrangement or with respect to any Benefit Plan maintained, now or in the past (or that should have been maintained), by any ERISA Affiliate or predecessor;

                           (iv) With respect to each Pension Plan, (I) no
Related Company and no ERISA Affiliate has terminated or withdrawn or sought a funding waiver, and no facts exist that could reasonably be expected to cause such actions; (II) no accumulated funding deficiency (under Code Section 412 and without regard to waivers) exists or has existed; (III) no reportable event (as defined in ERISA Section 4043) has occurred; (IV) all costs have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices; (V) the assets, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA Section 4001(a)(16)); and (VI) since the last valuation date, there have been no amendments or changes to increase the amounts of benefits and, to the knowledge of Seller, nothing has occurred that would reduce the excess of assets over benefit liabilities in such plans;

                           (v) There are no pending claims (other than routine
benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Seller Plans or Seller Benefit Arrangements, nor is there any basis for any such claim or lawsuit. No Seller Plans or Seller Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity (including the IRS and Department of Labor); and no matters are pending under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

                           (vi) No Seller Plan or Seller Benefit Arrangement
contains any provision or is subject to any law that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; no Related Company has declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Seller Plan or Seller Benefit Arrangement would, individually or collectively, be nondeductible under Code Section 280G;

                           (vii) Each Related Company has paid all amounts it is
required to pay as contributions to the Seller Plans as of the Balance Sheet Date; all benefits accrued under any unfunded Seller Plan or Seller Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; all monies withheld from employee paychecks for Seller Plans have been transferred to the relevant plan within the time applicable regulations specify;

                           (viii) All group health plans of the Related
Companies and their ERISA Affiliates materially comply with the requirements of
Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, and the Health Insurance Portability and Accountability Act; no Related Company has any liability under or with respect to COBRA for its own actions or omissions or those of any predecessor; no employee or former employee (or beneficiary of either) of any Related Company is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires; and

                           (ix) Seller has fully reserved on the Seller
Financial Statements for any payments due to Watson.

                  (d) Section 3.30(d) of the Disclosure Schedule sets forth an accurate list, as of the date hereof, of all employees of the Business who earned more than $50,000 in 1999 or who may earn more than $50,000 in 2000, all officers and all directors, and all employment agreements with such employees, officers, and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (i) the Balance Sheet Date and (ii) the date of this Agreement. The schedule also shows totals accrued for vacation, sick leave, and incentive bonuses for all employees.

         3.31 Labor and Employment Matters. With respect to employees of and services providers to the Business:

                  (a) Each Related Company complies and has complied with all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the knowledge of Seller, threatened with respect to such laws, either by private individuals or by governmental agencies; and all employees are at-will;

                  (b) No Related Company is nor has it been engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against any Related Company pending or, to the knowledge of Seller, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

                  (c) No labor union represents or has ever represented any Related Company's employees and no collective bargaining agreement is or has been binding against any Related Company. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefore exist or have, to the knowledge of Seller, been threatened; no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting any Related Company; and

                  (d) All persons who are or were performing services for the Business and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the appropriate Related Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

         3.32 Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by Seller contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by Seller to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading.

         3.33 SEC Reports. Seller has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by Seller with the SEC since January 1, 1997 (as they have been amended since the time of their filing, and including any documents filed as exhibits thereto, collectively (the "SEC Reports")) and has heretofore made available to Buyer complete and correct copies of all such forms, reports, schedules, registration statements, and proxy statements. As of their respective dates, the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.34 Information. None of the information supplied by Seller specifically for inclusion or incorporated by reference in (i) any document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Information Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Seller with respect to statements made therein based on information supplied by Buyer or Seller in writing specifically for inclusion in the Information Statement.

         3.35 Opinion of Financial Advisor. Seller has received from H.C. Wainwright & Co., Inc. an opinion dated as of the date of this Agreement to the effect that the consideration to be received for the Purchased Assets by the Seller is fair from a financial point of view to the stockholders of Seller. Seller has previously delivered to Buyer a copy of such opinion.

         3.36 Voting Support Agreement and Irrevocable Proxy. Seller has received from Sagaponack a duly executed voting support agreement substantially in the form attached hereto as Exhibit C (the "Voting Support Agreement") by which Sagaponack has (a) given its agreement and commitment to execute and deliver to Seller and Buyer a written consent of shareholders of Seller approving the transactions contemplated by this Agreement and (b) granted to Buyer an irrevocable proxy to vote the shares of common stock of Seller held by Sagaponack in favor of approving and adopting this Agreement at any meeting of the stockholders of Seller at which approval of the transactions contemplated by this Agreement is requested or any continuation thereof after an adjournment or at any other meeting of the stockholders of Seller held on or before six months after the date of this Agreement.

4. REPRESENTATIONS OF BUYER.

         To induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         4.1 Due Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted.

         4.2 Authorization; Validity of Obligations. Buyer and the representatives of Buyer executing this Agreement have all requisite corporate power and authority to enter into and bind Buyer to the terms of this Agreement, Buyer has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Buyer, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

         4.3 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of any of the Articles of Incorporation, Bylaws or any resolution of the Board of Directors of Buyer;

                  (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or is subject;

                  (c) result in the creation or imposition of any Lien on any of Buyer's properties, pursuant to (i) any law or regulation to which Buyer or any of its property is subject, or (ii) any judgment, litigation, order or decree to which Buyer is bound or any of its property is subject;

                  (c) result in termination or any impairment of any material permit, franchise, license, contractual right or other authorization of Buyer;

                  (d) violate any constitution, statute, law, rule, regulation, ordinance, injunction, ruling, charge, decree, order, judgment, or other restriction of any Governmental Entity to which Buyer is subject or by which Buyer is bound.

                  (e) require the Buyer to file with or to obtain the permission, authorization, consent or approval of any Governmental Entity or give any Governmental Entity the right to challenge any of the transactions contemplated by this Agreement.

                  4.4 Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

5. COVENANTS

         5.1 Access to Information.

                  (a) Between the date of this Agreement and the Closing, Seller will, and will cause its subsidiaries to, afford to Buyer and its officers, employees, counsel, advisers and representatives, as Buyer may from time to time reasonably request, full access to (i) all of the sites, properties, books and records of Seller and its subsidiaries and (ii) such additional financial and operating data and other information about Seller and any of its subsidiaries, including without limitation, full access to Seller's and each of its subsidiaries' employees, customers, vendors, suppliers and creditors for due diligence inquiry. Seller will cooperate with Buyer, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement. Buyer may, prior to the Closing, through its own representatives, make such investigations of the properties and plant included in the Purchased Assets and the operations of the Business and such investigations of the financial condition of Seller for such purposes as it deems necessary or advisable in connection with the transactions contemplated hereby, including but not limited to enabling it to familiarize itself and any prospective sources of financing with such properties, plants, operations and financial conditions; provided that such investigations do not unreasonably interfere with the normal business operations of the systems. No information or knowledge obtained in any investigation pursuant to this Section
5.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

                  (b) Buyer recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of Seller that are valuable, special and unique assets of the Business. Buyer agrees that, unless there is a Closing, it will not use or disclose confidential information with respect to Seller to any person, firm, corporation, association or other entity for any purpose or reason whatsoever except in connection with the completion of the transactions contemplated by this Agreement, unless (i) such information becomes known to the public generally through no fault of Buyer, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, Buyer shall give prior written notice thereof to Seller and provide Seller with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

                  5.2 Conduct of Business Pending Closing. Between the date hereof and the Closing Date, Seller and each of its subsidiaries (except as requested or agreed by Buyer) will:

                  (a) carry on its Business in substantially the same manner as it has heretofore been conducted;

                  (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting its assets, properties or rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage; and

                  (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it.

                  5.3 Prohibited Activities. Between the date hereof and the Closing Date, Seller and each of its subsidiaries will not, without the prior written consent of Buyer:

                  (a) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $5,000;

                  (b) acquire, sell, assign, lease, pledge or otherwise transfer or dispose of any assets, tangible or intangible, or securities except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past custom and practice;

                  (c) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets, except in the ordinary course of business;

                  (d) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (e) other than in the ordinary course of business consistent with past custom and practice (i) modify, amend or terminate any contract or Material Permit, (ii) waive, release, relinquish or assign any contract (or any of Seller's or any of its subsidiaries' rights thereunder), or (iii) cancel or forgive any indebtedness owed to Seller or any of its subsidiaries;

                  (f) commit a breach of any Assigned Contract, Material Permit, or license;

                  (g) enter into any other transaction that is (i) not negotiated at arm's length with a third party not affiliated with Seller or any officer, director or stockholder of Seller (ii) outside the ordinary course of business consistent with past practice, or (iii) prohibited hereunder;

                  (h) commence a lawsuit other than for routine collection of bills;

                  (i) revalue any of the assets of Seller or any of its subsidiaries, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                  (j) adopt, amend or terminate any Business Benefit Plan or Business Benefit Arrangement; or

                  (k) adopt any amendment to the Articles of Incorporation or Bylaws of Seller or any of its subsidiaries;

                  (l) issue, sell, reissue, redeem, purchase or acquire any capital stock or other securities of Seller or any of its subsidiaries;

                  (m) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

                  (n) settle or compromise any suit or claim or threatened suit or claim where the amount involved is greater than $15,000;

                  (o) make any tax election not required by law or settle or compromise any tax liability;

                  (p) permit any insurance policy naming it as beneficiary or a loss payable payee to be canceled or terminated without notice to Buyer, except in the ordinary course of business consistent with past practice;

                  (q) except as may be required as a result of a change in law or in GAAP, make any change in its methods of accounting, including tax accounting policies and procedures;

                  (r) declare or pay, or agree to declare or pay, any bonus to, or increase the compensation of, any officer, director, employee or group of employees of Seller or any of its subsidiaries other than stay bonuses or bonuses in connection with the transactions contemplated herein that be the obligation of Seller to pay at or prior to Closing; or

                  (s) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.3(a) through (r) above, or any action that would make any of the representations and warranties of Seller contained in this Agreement untrue or result in any of the conditions set forth in Articles 6 and 7 not being satisfied.

         5.4 Exclusivity. Seller shall not, and it shall instruct its subsidiaries, and their respective officers, directors, employees, representatives, agents not to, directly or indirectly, for or on its behalf (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, or business combination of Seller or any of its subsidiaries, or the sale of assets representing a substantial portion of the assets of Seller and its subsidiaries, taken as a whole, or the sale of shares of capital stock of Seller or any of its subsidiaries subsidiary, including, without limitation, by way of a tender offer or exchange offer by any Person (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any Person or entity any Confidential Information or data relating to Seller or any of its subsidiaries for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries or the making of any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by Buyer pursuant to this Section 5.4 provided, however, that nothing contained in this Agreement shall prevent Seller or its Board of Directors from furnishing Confidential Information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to Seller or its stockholders, if and only to the extent that (1) the Board of Directors of Seller determines in good faith (after consultation with outside legal counsel) that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such Confidential Information to, or entering into discussions or negotiations with, such person or entity, Seller receives from such person or entity an executed confidentiality agreement. Seller and its Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations by Seller, its subsidiaries, or any of their respective officers, directors, employees, representatives or agents with any parties conducted heretofore with respect to any of the foregoing. Seller shall
(i) promptly notify Buyer in writing after receipt by Seller or any of its subsidiaries or their respective officers, directors, employees, representative or agents of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, which notification shall be in writing and shall contain the principle financial terms of any such Acquisition Proposal, and (ii) promptly notify Buyer in writing after receipt of any request for Confidential Information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that may be considering making, or has made, an Acquisition Proposal.

         5.5 Cooperation in Obtaining Required Consents and Approvals. Each party hereto shall cooperate in obtaining all consents and approvals required by
Section 6.4 (which shall nonetheless continue to be the responsibility of Seller), including without limitation Seller Third Party Consents set forth in
Section 3.15(d) of the Disclosure Schedule, and Section 7.3 (which shall nonetheless continue to be the responsibility of Buyer).

         5.6 Non-Competition Agreements Binding Employees of Seller or any of its Subsidiaries. Seller agrees to release, and shall cause each of its subsidiaries to release, and hereby does release the provisions of any restrictive covenants, or non-competition agreements binding on any employee of Seller or any of its subsidiaries if such employee is offered employment by Buyer or any company affiliated with Buyer. Seller covenants and agrees that it will not, and shall cause its subsidiaries to not, release its employees from and shall enforce any restrictive covenant or non-competition agreement binding on its employees if such employees seek employment or become employed by any business that competes with Buyer or any of its subsidiaries in the conduct of a business similar to the Business.

         5.7 Sharing of Data. Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records, if any, that are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business and operation of Seller as conducted by Seller prior to the Closing Date and for complying with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records that are retained by Seller pursuant to the terms of this Agreement in each case only to the extent that any of the


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

foregoing is needed by the Buyer in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations.

         5.8 Cooperation in Litigation. From and after the Closing Date, each party hereto shall fully cooperate with the other in the defense or prosecution of any litigation or examination, audit, or other proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation among the parties and/or their respective Affiliates arising out of the transactions contemplated by this Agreement or the Ancillary Agreements). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents, for their time spent in such cooperation.

         5.9 Contracts in Progress. Seller shall forward promptly to Buyer any monies, checks or instruments received by Seller after the Closing Date with respect to the Contracts in Progress and any monies, checks or instruments received by Seller after the Closing Date with respect to Accounts Receivable.

         5.10 Securities Requirements.

                  (a) As soon as practicable following the date of this Agreement, Seller shall file with the SEC under the Exchange Act, and shall use commercially reasonable efforts to have cleared by the SEC, an information statement (such information statement as amended or supplemented from time to time being the "Information Statement") or a proxy statement (such proxy statement as amended or supplemented from time to time being the "Proxy Statement") relating to the transactions contemplated by this Agreement. The Information Statement or Proxy Statement, as applicable, shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make the information contained therein not misleading, in each case as of the date of the Information Statement or Proxy Statement, as applicable. The Information Statement or Proxy Statement, as applicable, shall comply in all material respects with the Exchange Act and the rules and regulations thereunder. The Information Statement or Proxy Statement, as applicable, shall not, at the time the Information Statement (or any amendment or supplement thereto) or Proxy Statement (or any amendment or supplement thereto), as applicable, is filed in final form with the SEC or first sent to the stockholders of Seller, at the time of the execution and delivery of a written consent of the shareholders of Seller or at a meeting of the shareholders of Seller (and the date of any adjournment thereof), as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is being made by Seller with respect to any information supplied to Seller by Buyer or any affiliate of Buyer specifically for inclusion in the Information Statement or Proxy Statement, as applicable. Prior to the filing or distribution of the Information Statement or Proxy Statement, as applicable, or any other filing with any federal or state agency relating hereto, Seller shall give Buyer and its counsel an opportunity to review and comment upon such documents. As soon as practicable, but in any event within seven (7) days, after the


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

SEC has cleared the Information Statement or Proxy Statement, as applicable, for mailing to stockholders, Seller shall mail the Information Statement or Proxy Statement, as applicable, and exhibits thereto to its stockholders, noticing that a written consent of a majority of the stockholders of Seller has been executed and delivered that approves the transactions contemplated by this Agreement or noticing a meeting not more than sixty (60) days from the date of the mailing, as applicable. Subject to the last sentence of Section 5.10(b), the Proxy Statement, if one is to be delivered to the shareholders of Seller, shall include the recommendation of Seller's board of directors to vote in favor of approving and adopting this Agreement.

                  (b) As applicable under the circumstances and depending upon whether Seller will seek to obtain the written consent of the shareholders of Seller approving the transactions contemplated by this Agreement or the approval of the stockholders of Seller of the transactions contemplated by this Agreement at a meeting of Seller's stockholder, promptly after the date of this Agreement, Seller will take all action necessary under California law and the Charter Documents either (i) to obtain the written consent of its stockholders to approve this Agreement (the "Seller Stockholders Approval") or (ii) to convene a meeting of its stockholders to approve this Agreement (the "Seller Stockholders Meeting"). If Seller is filing an Information Statement and is seeking the Seller Stockholders Approval, Seller's Board of Directors shall recommend that Seller's shareholders approve and adopt this Agreement, and shall cause Seller to use all reasonable efforts to solicit the written approval of this Agreement and the transactions contemplated hereunder from the stockholders unless (1) such recommendation would not be consistent with the fiduciary duties of the Board of Directors under applicable law, as advised in writing by outside counsel, a copy of which opinion shall be promptly delivered to Buyer, or (2) this Agreement is terminated in accordance with Section 10.1. If Seller is filing a Proxy Statement and intends to hold the Seller Stockholders Meeting, Seller will not postpone or adjourn (other than for absence of a quorum) the Seller Stockholders Meeting without the consent of Buyer unless (i) the failure to implement such a postponement or adjournment would be inconsistent with the fiduciary duties of the Board of Directors of Seller under applicable law, as advised in writing by outside counsel, a copy of which opinion shall be provided promptly to Buyer, or (ii) this Agreement is terminated in accordance with
Section 10.1. Seller's Board of Directors shall recommend that Seller's shareholders approve and adopt this Agreement, and shall cause Seller to use all reasonable efforts to solicit from the stockholders proxies to vote therefor, unless (1) such recommendation would not be consistent with the fiduciary duties of the Board of Directors under applicable law, as advised in writing by outside counsel, a copy of which opinion shall be promptly delivered to Buyer, or (2) this Agreement is terminated in accordance with Section 10.1.

         5.11 Tax Matters.

                  (a) Seller shall timely pay all Taxes of Seller and its subsidiaries for all periods, including, without limitation, all Taxes that relate to the Purchased Assets or the Business and that were incurred in or are attributable to any taxable period (or portion thereof) ending on or before the Closing Date and are not shown on the Closing Date Balance Sheet.

                  (b) Seller shall prepare and file all Tax Returns for the Business for all periods ending on or before the Closing Date. Such returns will be prepared and filed in accordance with applicable Law and in a manner consistent with past practices.

                  (c) Any real property, personal property and other similar Taxes levied with respect to the Purchased Assets or the Business for a taxable period that includes but does not end on the Closing Date shall be apportioned between Seller and Buyer based on the number of days of such taxable period up to and including the Closing Date and the number of days of such taxable period after the Closing Date. Seller shall pay the proportionate amount of such Taxes that is attributable to the portion of the taxable period ending on the Closing Date, and Buyer shall pay the proportionate amount of such Taxes that is attributable to the portion of the taxable period beginning after the Closing Date.

                  (d) Notwithstanding the foregoing, Seller shall pay all income, documentary, use, excise and other Taxes arising in connection with the consummation of the transactions contemplated under this Agreement, and Buyer shall pay all transfer and sales Taxes arising in connection with the consummation of the transactions contemplated under this Agreement.

         5.12 Efforts. Seller shall take, and shall cause its subsidiaries to take, all reasonable steps that are within their power to fulfill those conditions precedent to Buyer's obligations to close that are dependent upon the actions of Seller or any of its subsidiaries to consummate the transactions contemplated by this Agreement, and to cause the representations and warranties of Seller contained in this Agreement to be true and correct as of the Closing Date.

         5.13 Employee Matters.

                  (a) From and after the date of this Agreement through the Closing Date or earlier termination of this Agreement, Buyer has the right to enter into negotiations with all of the employees of Seller employed in the Business for their continued employment with Buyer from and after the Closing Date. Seller shall use its commercially reasonable best efforts to make the employment services of all current employees of the Business available to Buyer and shall not solicit any employees to remain with Seller if Buyer offers employment to such employees. Buyer may offer employment to such current employees of the Business as Buyer shall determine in its sole discretion. Buyer shall determine, in its sole discretion, the terms and conditions of offers of employment to such employees, except that Buyer shall take all actions necessary or appropriate to permit all employees of Seller who become employees of Buyer to participate as soon as practical after the Closing Date in the standard employee benefit programs of Buyer for which they are otherwise eligible. Each individual offered employment by Buyer shall be considered "newly hired" but shall be given credit for time served as an employee of Seller or its subsidiaries for purposes of determining such employee's eligibility for Buyer's employee benefit plans (including without limitation severance plans, if any) and salary structure.

                  (b) Notwithstanding the foregoing subsection (a), Buyer shall offer employment to Dan Cook and Jim Grant on the terms and subject to the conditions contained in the offer letters attached hereto as Exhibit 5.13(b).

                  (c) Buyer agrees to pay severance according to the standard severance policy of Buyer and its Affiliates to any current employees of the Business to whom Buyer does not offer employment.

                  (d) Notwithstanding any other provision of this Agreement, the provisions of this Section 5.14 shall inure solely to the benefit of Seller and no third party (including, without limitation, any employee of Seller) shall be permitted to rely hereon as a third party beneficiary or otherwise.

         5.14 Bulk Sales. Seller and Buyer acknowledge and agree that no provision in this transaction has been made to comply with the Bulk Sales Act or any statutory or regulatory protection for unsecured creditors of Seller or any of its subsidiaries. To the extent that the Bulk Sales Act applies, Seller and Buyer agree to cooperate with each other for the prompt payment of any unsecured creditor of Seller who may have rights under the Bulk Sales Act.

         5.15 Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties hereto of the occurrence or non-occurrence of any event to which such party becomes aware, the occurrence or non-occurrence of which would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any covenant or condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect. The delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.15 Future Acquisitions. Buyer agrees that if it acquires the stock or substantially all the assets of either of the entities identified on Exhibit
5.15 within eighteen months after the Closing Date, Buyer shall pay to Seller a finder's fee of 5% of the first one million dollars of the final adjusted purchase price for such transaction, 4% of the second one million dollars of the final adjusted purchase price for such transaction, 3% of the third one million dollars of the final adjusted purchase price for such transaction, 2% of the fourth one million dollars of the final adjusted purchase price for such transaction, and 1% of the excess of the final adjusted purchase price for such transaction above .

         5.16 Post-Closing Name Change of Seller. As soon as practicable, but in no event fewer than fifteen (15) business days after Closing, Seller shall take all actions and make all filings with appropriate state and federal Governmental Authorities to change its name from USTMAN Technologies, Inc.

         5.17 Transfer of Website. In order to allow the orderly transition of the material and content of Seller's website to Buyer's or its Affiliates' website, no later than fifteen (15) business days following the Closing, Seller shall (i) download all material and content of Seller's website to a medium that will permit such material and content to be uploaded onto the website of Buyer and its Affiliates, and (ii) deliver title and control of the URL www.ustman.com to Buyer.

         5.18 Liability Insurance. Seller and Buyer agree that they shall share equally the cost to purchase for the benefit of Buyer and its affiliates (who will be additional named insureds under such insurance policy) continuing insurance coverage under Seller's comprehensive general liability insurance policy for a period of six months following the Closing Date, which insurance policy shall be structured to provide to Buyer and its affiliates insurance coverage with respect to product liability, personal injury or property damage arising out of events or occurrences relating to products manufactured or services provided by Seller or any of its subsidiaries on or prior to the Closing Date (whether or not such event or occurrence arises after the Closing Date).

         5.19 Intellectual Property Matters. Prior to Closing, Seller shall file, or cause to be filed, at Seller's sole expense, applications to register the following trade/service marks in the United States Patent and Trademark Office ("PTO"): USTMAN and SIRAS (the latter formerly registered as Registration No. 1,790,965, which registration was cancelled by the PTO). Seller, at Seller's sole expense, shall also respond to the outstanding Official Action refusing registration in Application No. 75/630,467 for registration of the mark TANKTRAX before the due date for response and shall use its best efforts to obtain the registration of said mark whether before or after Closing.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

         6.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as if made for the first time on the Closing Date, except for representations and warranties made as of a specific date, which need be true and correct only as of such specific date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by an officer of Seller shall have been delivered to Buyer.

         6.2 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Purchased Assets shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking the foregoing be pending. There shall be no action, suit, claim, litigation or proceeding of any nature pending before any administrative or judicial body or threatened against Buyer, Seller or any of its subsidiaries, any of their respective properties or any of their officers or directors, that could materially and adversely affect the Purchased Assets or the ability of Buyer to own or control the Purchased Assets, or that questions the validity or legality the transaction contemplated by this Agreement or Seller's or any of its subsidiaries' right to transfer the Purchased Assets as provided in this Agreement or to comply with their obligations under this Agreement.

         6.3 Opinions of Counsel. Buyer shall have received an opinion from counsel to Seller, dated the Closing Date, to the effect that, as applicable, the stockholders of Seller have properly executed and delivered a written consent approving the transactions contemplated by this Agreement pursuant to the laws of the State of California and applicable federal securities laws or the Seller Stockholders Meeting was duly noticed and convened and that the consummation of the transactions contemplated by this Agreement was duly authorized by the stockholders of Seller at that meeting and as to such other matters of law as are reasonably requested by Buyer and which are customary in transactions of the nature contemplated by this Agreement. Buyer shall have received an unqualified opinion from counsel to the Sagaponack Entities, dated of even date herewith, and in form and substance acceptable to Buyer, to the effect that the guaranty to be delivered to Buyer by the Sagaponack Entities is enforceable against the Sagaponack Entities, was properly authorized by all appropriate partnership action by the partners of the Sagaponack entities, was properly executed and delivered by the Sagaponack Entities and as to such other matters of law as are reasonably requested by Buyer which are customary with respect to the delivery of guaranties.

         6.4 Consents and Approvals. All necessary consents of and filings with any Governmental Entity or third party (including without limitation any Seller Third Party Consents), relating to the completion by Seller of the transactions contemplated hereby shall have been obtained and made, except that Buyer shall not require Seller to deliver consents from Customers or lessors of personal property listed in Section 3.15(d) of the Disclosure Schedule.

         6.5 Charter Documents. Seller shall have delivered to Buyer (i) a copy of the Certificate of Incorporation, with all amendments and supplements thereto, of Seller certified to be true, accurate and complete by the Secretary of State of the State of California and of each of Seller's subsidiaries certified to be true, accurate and complete by the appropriate authority of the state of its incorporation, (ii) a copy of the Bylaws, with all amendments and supplements thereto, of Seller and each of its subsidiaries certified to be true, accurate and complete by the Secretary of Seller; (iii) a copy of the resolutions of the Board of Directors of Seller and each of Seller's subsidiaries authorizing the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, and the performance of the obligations hereunder certified to be true, accurate and complete and of continuing force and effect without repeal by the Secretary of Seller, and (iv) an incumbency certificate for Seller and each of its subsidiaries other than Toxguard Systems, Inc.

         6.6 Sagaponack Documents. Sagaponack shall have delivered to Buyer simultaneously with the execution and delivery of this Agreement the Voting Support Agreement and, jointly and severally with Sagaponack International Partners, L.P., a Delaware limited partnership (together with Sagaponack, the "Sagaponack Entities"), a guaranty of Seller's obligations hereunder in substantially the form attached hereto as Exhibit D.

         6.7 No Material Adverse Change. There have been no Material Adverse Effects since the date of this Agreement. No material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise), or customer relationships of the Business shall have occurred since the date of this Agreement; and Buyer shall have received a certificate signed on behalf of Seller dated the Closing Date to such effect.

         6.8 HSR Act. The waiting period, if any, applicable to the consummation of the transaction contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated.

         6.10 Stockholder Approval.

                  (a) If applicable under Section 5.10, the Information Statement shall have been filed with the SEC and cleared by the SEC for mailing to Seller's stockholders, and the stockholders of Seller shall have duly approved and adopted this Agreement and the transactions contemplated by this Agreement by delivering the Seller Stockholders Approval in accordance with California law and the Charter Documents or, the Proxy Statement shall have been filed with the SEC and cleared by the SEC for mailing to Seller's stockholders, and the stockholders of Seller shall have been duly approved and adopted this Agreement and the transactions contemplated by this Agreement at the Seller Stockholders Meeting in accordance with California law and the Charter Documents.

                  (b) The Sagaponack Entities and any other parties, if applicable, as the holders of the Series A Preferred Stock of Seller, shall have delivered in writing to Buyer their consent to this Agreement and the transactions contemplated hereunder.

         6.11 Closing Deliveries. Seller shall have delivered to Buyer all of the instruments, documents, agreements and items required to be delivered by Seller to Buyer at the Closing.

         6.12 Laws, Ordinances. Since the date of this Agreement, no law, ordinance, or regulation shall have been enacted or promulgated that could reasonably be expected to substantially limit the right of Buyer to own or control the Purchased Assets.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to effect the transactions contemplated hereby are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

         7.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as if made for the first time on the Closing Date, except for representations and warranties made as of a specific date, which need be true and correct only as of such specific date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by an officer of Buyer shall have been delivered to Seller.

         7.2 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Purchased Assets shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

         7.3 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by Buyer of the transactions contemplated herein shall have been obtained and made.

         7.4 HSR Act. The waiting period, if any, applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         7.5 Opinion of Counsel. Seller shall have received an opinion from counsel to Buyer, dated the Closing Date, to the effect that this Agreement was duly authorized, executed and delivered by Buyer.

8. INDEMNIFICATION

         8.1 Indemnification by Seller. Seller covenants and agrees to indemnify, pay, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholder, assigns, successors and affiliated companies, including without limitation Danaher Corporation (individually, an "Buyer Indemnified Party" and collectively, "Buyer Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) together with interest at eight percent per annum from the date thereof (collectively, "Damages") actually suffered, sustained, incurred or paid by any of the Buyer Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                           (i) any breach of or inaccuracy in any representation
or warranty made by Seller in this Agreement or in any schedule or certificate, delivered by or on behalf of Seller in connection herewith; or

                           (ii) any breach of or failure to perform any covenant
or agreement made by Seller in this Agreement;

                           (iii) any Excluded Liabilities;

                           (iv) RESERVED

                           (v) RESERVED

                           (vi) RESERVED

                           (vii) RESERVED

                           (viii) any lawsuit or claim by any shareholder of
Seller relating to or in any way arising out of the transactions contemplated by this Agreement, including, without limitation, the Lawsuit;

                           (ix) the matters disclosed in Section 8.1(a)(ix) of
the Disclosure Schedule; and

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

         8.2 Limitation and Expiration. Notwithstanding the above:

                  (a) there shall be no liability for indemnification under
Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds $250,000 (the "Indemnification Deductible"); provided, however, that the Indemnification Deductible shall not apply to (i) Damages arising out of any breaches of the covenants of Seller set forth in this Agreement or representations and warranties made in Sections 3.13, 3.19, 3.20, 3.21, 3.30,
(iii) the Excluded Liabilities or any matter listed in Section 8.1(a)(ix) of the Disclosure Schedule, (iv) any Purchase Price Adjustment made pursuant to Section
1.3 or (v) the matters identified in Section 8.1(a)(viii);

                  (b) the indemnification obligations under this Article 8 or in any certificate or writing furnished in connection herewith shall terminate on the later of clause (i) or (ii) of this Section 8.2(b):

                           (i) (1) except as to representations and warranties
specified in clause (i)(2) of this Section 8.2(b), April 1, 2003 (the "Survival Period"), or

                               (2) with respect to representations and
warranties contained in Sections 3.13 and 3.21 and the Excluded Liabilities, on
(A) the date that is the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, ten (10) years after the Closing Date; or

                           (ii) the final resolution of claims or demands (a
"Claim") pending as of the relevant dates described in clause (i) of this
Section 8.2(b) (such claims referred to as "Pending Claims").

         8.3 Indemnification Procedures. All Claims for indemnification under this Article 8 shall be asserted and resolved as follows:

                  (a) In the event that any Buyer Indemnified Party or Seller Indemnified Party (each, as the case may be, an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall promptly, but in no event later than ten (10) business days after knowledge of the Claim, notify the Indemnifying Party of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from the receipt of the Claim Notice (the "Notice Period") that the Indemnifying Party disputes such Claim, the Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall have the obligation to promptly pay the Indemnified Party the actual amount of such Claim. In case an objection is made in writing in accordance with this Section 8.3(a), the Indemnified Party shall have thirty
(30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims.

                  (b) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall promptly, but in no event later than ten (10) business days after knowledge of the Claim, send a Claim Notice with respect to such Claim to the Indemnifying Party. The Indemnifying Party shall have the Notice Period to notify the Indemnified Party
(i) whether or not it disputes the liability to the Indemnified Party hereunder with respect to such Claim and (ii) regardless of whether the Indemnifying Party disputes liability, whether or not the Indemnifying Party desires to defend the Indemnified Party against such Claim, at the sole cost and expense of the Indemnifying Party, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party against such Claim and except as hereinafter provided, such party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such Claim on a basis that (i) would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of, or have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of, the Indemnified Party or any subsidiary or Affiliate thereof, (ii) would result in any monetary liability of the Indemnified Party that will not be paid or reimbursed by the Indemnifying Party, or (iii) that would not result in a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle (after giving notice to the Indemnifying Party and allowing the Indemnifying Party three (3) days to comment upon the proposed settlement) or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                  (c) If the Indemnifying Party assumes the defense with respect to any Claim of a third party, the Indemnified Party shall have the right to participate in the defense thereof and to employ separate counsel reasonably acceptable to the Indemnifying Party, at the Indemnifying Party's sole expense, if such Claim involves, in the good faith belief of the Indemnified Party, a conflict of interest between or substantially different defenses for the Indemnified Party and the Indemnifying Party.

                  (d) Any failure of the Indemnified Party's to give prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not constitute a waiver of the Indemnifying Party's indemnity obligations hereunder except to the extent that the failure to give such notice materially prejudiced the Indemnifying Party.

                  (e) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Article 8.

         8.4 Manner of Payment. Any indemnification obligations of Seller pursuant to Section 8.2 shall be paid first by reduction of the Holdback, and second by wire transfer from Seller of immediately available funds to an account designated in writing by the applicable Indemnified Party within five (5) days after the determination thereof.

         8.5 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by Seller and Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise specifically provided herein) and, if a Closing occurs, as of the Closing Date. The representations and warranties of Seller will survive the Closing and will remain in effect until, and will expire upon, the termination of the relevant indemnification obligation as provided in Section 8.2. The representations and warranties of Buyer will survive the Closing and will remain in effect until, and will expire upon the later of (i) the first anniversary of the Closing Date or (ii) the date of the final resolution of Claims pending as of the first anniversary of the Closing Date. The covenants of the parties set forth in this Agreement shall survive the Closing and shall expire in accordance with their respective terms.

         8.6 Other Indemnification Matters. Except with respect to matters involving fraud, the indemnity provided herein shall be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any and all Claims for losses sustained or incurred arising out of this Agreement and the transactions contemplated herby; except that, nothing contained herein shall limit the right of Buyer to seek contribution from Seller for any Damages arising out of any Excluded Liabilities after the expiration of the indemnification obligations under this Article 8. Notwithstanding the other provisions of this Article 8, Buyer agrees that prior to seeking any indemnification payment from Seller for a specific matter for which Seller is obligated to indemnify Buyer hereunder (each an "Indemnification Claim"), Buyer will first use commercially reasonable efforts (which shall not include expending any funds to third parties or pursuing litigation, arbitration or any other dispute resolution process) to seek payment of the Indemnification Claim under any insurance policies (except self-insurance policies) under which coverage of the Indemnification Claim is available to Buyer; provided, however; that in the event that Seller shall be unable, because of lack of privity, because Seller is not a named insured or additional insured under an applicable insurance policy or because Seller does not otherwise have the legal right, to seek payment under an insurance policy of the Indemnification Claim, Seller shall have the right, at Seller's sole cost and expense, and subject to the succeeding sentences hereof, to commence proceedings against an applicable insurance company that has refused to provide payment of an amount that is the subject of an Indemnification Claim. Buyer agrees to cooperate with Seller in connection with a claim brought by Seller as provided in the previous clause against any such insurance company in any commercially reasonable manner requested by Seller provided that Buyer shall not be required to incur any cost in doing so. Seller shall have the right to take any such action against such insurance company in Buyer's name and, for that purpose and only to such extent, all of the rights of Buyer to enforce the obligations of such insurance company related to such Indemnified Claim are hereby conferred upon and conditionally assigned to Seller; provided, further, however, that Seller shall only have such rights if prior to the commencement of any such action Seller provides such security (in the form of a guaranty, deposit or other arrangement) to Buyer as Buyer reasonably deems necessary to secure Seller's obligation to fund the expenses of any such action and to indemnify Buyer for the Insurance Indemnification (as later defined). Seller shall indemnify and hold Buyer harmless from and against any and all losses, costs, liability, claims, damages, expenses, penalties and fines which Buyer may incur in connection with or arising out of the taking of any such action by Seller (the "Insurance Indemnification"). Notwithstanding the foregoing, if Seller proceeds against an insurance company as contemplated in the foregoing sentences, Seller shall pay the Indemnification Claim to Buyer prior to commencing such proceedings.

         8.7 Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify, pay, defend, protect and hold harmless Seller and its officers, directors, employees, stockholders, assigns, successors and affiliated companies (each a "Seller Indemnified Party") from and against Damages actually suffered, sustained, incurred or paid by a Seller Indemnified Party as a result of any breach or inaccuracy contained in any representation or warranty made by Buyer in this Agreement, any breach of any covenant of Buyer contained in this Agreement or Buyer's operation of the Business after the Closing Date, or failure of Buyer to pay or perform any of the Assumed Liabilities; provided that Buyer shall not be required to indemnify any Seller Indemnified Party under this
Section 8.7 from or against any Damages for which Seller will indemnify a Buyer Indemnified Party under Section 8.1 of this Agreement.

9. RESTRICTIVE COVENANTS

         9.1 Prohibited Activities.

                  (a) Seller covenants and agrees with Buyer that it shall not, and shall cause its subsidiaries to not, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature (each a "Person"):

                  (i) engage, directly or indirectly, as a shareholder, owner, partner, member, joint venturer, or through its employees, whether as an independent contractor, consultant, advisor, sales representative or otherwise, in the business of designing, manufacturing, distributing or selling any products that compete with the products of the Business or providing services that compete with the services provided by the Business (collectively, the "Competitive Products and Services") in direct competition with the Business anywhere within the United States, South America, Latin, America, Canada, Asia, Australia, New Zealand and Europe (the geographic locations in this subsection
(a) being the "Territory"). "Competitive Products and Services" includes all activities of Company that constitute the Business, which includes without limitation, providing leak detection services to owners and operators of underground storage tanks, licensing fuel management software and selling related fuel management products, marketing automatic tank gauge systems, and marketing regulatory compliance software;

                  (ii) solicit any person who is, at that time, within the Territory, an employee of Buyer or any company affiliated with Buyer that is engaged in the design, manufacturer, distribution or sale of Competitive Products and Services for the purpose or with the intent, of enticing such employee away from or out of the employ of Buyer or any of its Affiliates; or

                  (iii) solicit any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of Buyer within the Territory for the purpose of soliciting or selling products or services in competition with the Competitive Products or Services.

         (b) Seller acknowledges and agrees that Seller is a sophisticated corporation that conducts business throughout the world and that accordingly the duration and geographic scope of the non-competition provision set forth in this
Section 9.1 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

         9.2 Confidentiality. Seller recognizes that by reason of its ownership of the Business it has acquired confidential information and trade secrets concerning the operation of the Business, the use or disclosure of which could cause Buyer or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Seller covenants and agrees with Buyer that it will not, and will cause its subsidiaries to not, at any time, except with the prior written consent of Buyer, directly or indirectly, disclose any secret or confidential information that it may learn or has learned by reason of its relationship to or ownership of the Business, or use any such information in a manner detrimental to the interests of Buyer. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by Seller's management with respect to the Business, facilities, methods, trade secrets and other intellectual property, software, systems, procedures, operational policies, manuals, confidential reports, product price lists, pricing and cost policies, customer lists, financial information (including the revenues, costs, or profits associated with the Business), business plans, prospects, or opportunities related to the Business but shall exclude (i) any information already in the public domain,
(ii) information that becomes part of the public domain by publication or otherwise, except by a breach of this Agreement, (iii) information that Seller can establish by reasonable proof was received from a third party with a right to disclose it; or (iv) information that Seller is obligated to disclose by law or in legal proceedings; provided, however, that Seller shall provide prompt notice of any need to make such disclosure and cooperate with the disclosing party in obtaining available protective orders, if any, relating thereto.

         9.3 Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, Seller agrees that the foregoing covenant may be enforced by Buyer in the event of breach by Seller or any of its subsidiaries by injunctions and restraining orders.

         9.4 Reasonable Restraint. The parties agree that the foregoing covenants in this Article 9 impose a reasonable restraint on Seller and its subsidiaries in light of the activities and business of Buyer on the date of the execution of this Agreement and the current plans of Buyer.

         9.5 Severability; Reformation. The covenants in this Article 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and the Agreement shall thereby be reformed.

         9.6 Independent Covenant. All of the covenants in this Article 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Seller against Buyer or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements. It is specifically agreed that the period of four (4) years stated at the beginning of this Article 9 during which the agreements and covenants of Seller made in this Article 9 shall be effective, shall be computed by excluding from such computation any time during which Seller is found by a court of competent jurisdiction to have been in violation of any provision of this
Article 9. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         9.7 Materiality. Seller hereby agrees that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

10. GENERAL

         10.1 Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing Date , whether before or after approval of this Agreement by Seller's stockholders, solely:

                           (i) by mutual written consent of Buyer and Seller;

                           (ii) by Seller, on the one hand, or by Buyer, on the
other hand, if the Closing shall not have occurred on or before 5:00 p.m. Washington, D.C. time on September 30, 2000 provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to either party whose misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                           (iii) by Buyer if there has been a material breach by
Seller of the representations and warranties of Seller set forth in this Agreement or a material breach of a covenant of Seller hereunder, in each case which renders the conditions in Article 6 hereof incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to
Section 10.1(c) shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                           (iv) by Seller if there has been a material breach by
Buyer of the representations and warranties of Buyer set forth in Article 4 or a material breach of a covenant of Buyer hereunder, in each case which renders the conditions in Article 7 incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to Section 10.1(c) shall not be available to Seller if Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                           (v) by Seller, on the one hand, or by Buyer, on the
other hand, if there shall have issued a final non-appealable order of a federal or state court of competent jurisdiction in effect restraining, enjoining, or otherwise preventing consummation of this Agreement; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make the consummation of this Agreement illegal;

                           (vi) by either Seller or Buyer if Seller shall have
not obtained the Seller Stockholders Approval or the approval of the stockholders of Seller at the Seller's Stockholders Meeting; or

                           (vii) by Seller for the purposes of pursuing an
Acquisition Proposal as contemplated under Section 5.4 .

                  (b) If (i) this Agreement is terminated pursuant to Section 10.1(a)(vi), (ii) Seller's board of directors fails to approve this Agreement and the transactions contemplated hereunder, (iii) Seller violates the provisions of Section 5.4, (iv) the Sagaponack Entities fail to consent to this Agreement and the transaction contemplated hereunder, or (v) this Agreement is terminated pursuant to Section 10.1(a)(iii), then Seller shall within ten days from the termination of this Agreement pay to Buyer a termination fee equal to $1,000,000 in cash and the reasonable out-of-pocket expenses (not to exceed an additional $75,000) incurred by Buyer in connection with this Agreement, which shall be payable immediately upon termination of this Agreement. The agreement contained in this 10.1(b) is an integral part of the Transactions and constitutes liquidated damages in the event of the occurrence of the circumstances specified in this Section 10.1(b) and not a penalty.

         10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or shareholders. Notwithstanding the foregoing sentence,
(i) the provisions of this Section 10.2 and Sections 5.1(b) and 5.1(c) and the other provisions of Article 10 (including without limitation brokers and expenses), shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 10.1(c) or (d), then notwithstanding the provisions of Section 10.8, the breaching party, shall be liable to the other party to the extent of the reasonable expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

         10.3 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.4 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of each of the other parties hereto, except that Buyer, without Seller's prior consent, may assign its rights and obligations under this Agreement to any of its affiliates which are directly or indirectly wholly-owned subsidiaries of Danaher Corporation. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and permitted assigns of each of the parties hereto.

         10.5 Entire Agreement. This Agreement (which includes the Disclosure Schedule and Exhibits hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. The Disclosure Schedule and each of the Exhibits to this Agreement is incorporated herein by this reference and expressly made a part hereof.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

         10.7 Expenses. Buyer has paid and will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, whether or not the transactions contemplated hereby are consummated. Seller has paid and will pay the fees, expenses and disbursements of Seller and its agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement, whether or not the transactions contemplated hereby are consummated.

         10.8 Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Sections 5.1(b) and 5.1 (c) and the restrictive covenants set forth in Article 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

         10.9 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

         If to Buyer to:

                  Veeder Root Service Company
                  1250 24th Street, N.W., Suite 800
                  Washington, D.C. 20037
                  Attn:  Paul V. Burgon
                  Telefax: (202) 828-0860

                  with a required copy to:

                  Mark A. Dewire, Esq.
                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037
                  Telefax:  (202) 663-6363

         If to Seller to:

                  USTMAN Technologies, Inc.
                  c/o Sagaponack Partners, L.P.
                  536 Pacific Avenue
                  San Francisco, California 94133
                  Attn:  Barry S. Rosenstein
                  Telefax: (415) 989-8001

                  with a required copy to:

                  Zukerman Gore & Brandeis, LLP
                  900 Third Avenue
                  Eighth Floor
                  New York, New York 10022-4728
                  Attn:    Clifford A. Brandeis, Esq.
                  Telefax: (212) 223-6433

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the other party as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

         10.10 Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Each party to this Agreement shall have the right to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity or under this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.

         10.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

         10.12 Absence of Third Party Beneficiary Rights. Except as otherwise expressly set forth in this Agreement, no provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

         10.13 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

         10.14 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any waiver by any party of any condition or of a breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as, a further or continuing waiver of any such condition or of a breach of any other provision, term, covenant, representation or warranty of this Agreement.

         10.15 Public Disclosure. Prior to the Closing Date, neither Buyer nor Seller shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by the other party in writing; provided, however, that either party may make any public disclosure it believes in good faith is required by law or regulation or the applicable rules of a stock exchange (in which case the disclosing party shall advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

         10.16 Accounting Principles. Except as otherwise expressly provided in this Agreement, all accounting terms used in this Agreement shall be interpreted, and all financial statements to and certificates and reports as to financial matters required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied.

         10.17 Further Assurances. At any time and from time to tune after the Closing without further consideration, each Party shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as the other party hereto may reasonably determine is necessary to transfer, convey and assign to the Buyer, to evidence and confirm Buyer's rights to, title in and ownership of, the Purchased Assets, and to carry out the purpose and intent of this Agreement.

         10.18 Shareholder Lawsuit. The parties acknowledge that on June 8, 2000, Stourbridge Investments Limited, on behalf of itself and the other shareholders of Seller, filed a lawsuit in the Superior Court of the State of California in and for the County of Los Angeles, Case Number B-C231418, (the "Lawsuit") in which Seller and Buyer, among others, were named as defendants and which made allegations relating to or arising out of the transactions contemplated by this Agreement. By a letter dated June 27, 2000 (a copy of which is attached hereto as Exhibit E (the "Indemnity Letter")), Seller agreed to fully indemnify, defend, pay and hold harmless Danaher Corporation ("Danaher"), its affiliates, each of its subsidiaries, and each of their officers, directors, employees, agents and representatives from and against any and all liabilities, losses, costs, expenses (including costs of mailing, printing, copying and other administrative expenses), fees (including attorneys' fees), damages, fines and payments of any kind that any of such indemnified parties may suffer, pay, or otherwise incur resulting from, arising out of, connecting with or in any way relating to (i) the Lawsuit or (ii) any other lawsuit, action, proceeding, cause of action or other claim of any kind made by any of the shareholders of Seller against any of such indemnified parties. The parties agree that the promises and covenants made by Seller in the Indemnity Letter are hereby incorporated into this Agreement as if made herein and shall be in addition to and in no way in derogation of any of the other indemnity provisions and obligations contained in this Agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS/ATTEST:                     BUYER:

                                    VEEDER ROOT SERVICE COMPANY

/s/ Paul Burgon
- ----------------------------        By:      /s/ James H. Ditkoff
Name: Paul Burgon                            --------------------------------
                                    Name:    James H. Ditkoff
                                             -------------------------------
                                    Title:   Vice President
                                             -------------------------------


                                     SELLER:

                                     USTMAN TECHNOLOGIES, INC.
/s/ Lori Passerella
- ----------------------------         By:      /s/ Dan R. Cook
Name: Lori Passerella                         --------------------------------
                                     Name:    Dan R. Cook
                                              -------------------------------
                                     Title:   President
                                              -------------------------------


                    [signatures continued on following page]

                 CONSENT OF HOLDERS OF SERIES A PREFERRED STOCK

Executing this Agreement for purposes of consenting to this Agreement and the transactions contemplated hereunder as the holders of the Series A Preferred Stock of Seller:


                                            SAGAPONACK PARTNERS, L.P.

                                            By: RSP Capital, L.L.C.


/s/ Gregg Schultz                           By: /s/ Barry S. Rosenstein
- -------------------------                       ------------------------------
Name: Gregg Schultz                         Name:  Barry S. Rosenstein
                                            Title: Managing Member


                                            SAGAPONACK INTERNATIONAL
                                            PARTNERS, L.P.

                                            By: RSP Capital, L.L.C.

/s/ Gregg Schultz                           By: /s/ Barry S. Rosenstein
- -------------------------                       ------------------------------
Name: Gregg Schultz                         Name:  Barry S. Rosenstein
                                            Title: Managing Member

                                                                         ANNEX B

                                                                   July 21, 2000

Board of Directors
USTMAN Technologies, Inc.
12265 West Bayaud Avenue
Suite 300
Lakewood, Colorado 80228

To The Board of Directors:

Under an engagement letter dated June 9, 2000, USTMAN Technologies, Inc. ("USTX", or the "Company") retained H.C. Wainwright & Co., Inc. ("Wainwright") to provide an opinion as to the fairness from a financial point of view of the Purchase Price (as defined below) to be paid to USTX in connection with the acquisition (the "Acquisition") of the assets of USTX by Danaher Corporation, either directly or through a wholly-owned subsidiary ("DHR"), as set forth in the Asset Purchase Agreement by and among Veeder-Root Service Company and USTMAN Technologies, Inc. dated as of July 21, 2000 (the "Acquisition Agreement"). The Acquisition Agreement provides for the purchase by DHR of substantially all of USTX's assets and certain liabilities for $17.158 million in cash, with no financing contingency (the "Purchase Price"). The Purchase Price is subject to revision by the amount, if any, that USTX's closing balance sheet is in excess of, or less than, its December 31, 1999 cash and debt-free net equity.

Wainwright was selected by USTX's board of directors to render an opinion as to the fairness from a financial point of view of the Purchase Price to be paid to USTX, based on Wainwright's qualifications, reputation and expertise, and familiarity with USTX.

Wainwright has reviewed with USTX's Board of Directors, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Wainwright in the course of rendering its opinion. The opinion addresses the fairness to USTX of the aggregate consideration to be paid to USTX by DHR for the assets and certain liabilities of USTX, from a financial point of view, as of the date of the Wainwright opinion, and does not constitute a recommendation to any stockholder.

In arriving at its opinion, Wainwright reviewed certain publicly available business and financial information relating to USTX, including the exchange, at the request of the management of USTX, of Sagaponack Partners, L.P.'s $7,000,000 in Senior Subordinated Notes and $2,717,000 in accrued interest, for $15,000,000 of Series A Preferred Stock in December 1998, as well as the Acquisition Agreement. Wainwright also reviewed certain other information, including financial forecasts, provided to it by USTX, and discussed the business, both past and current, and future prospects of USTX. Wainwright also considered certain financial and stock market data of USTX, and Wainwright compared that data with similar data for other publicly held companies in businesses Wainwright deemed similar to those of USTX. Wainwright considered the financial terms, to the extent publicly available, of certain other recent business combinations and other transactions, which have recently been effected, and that Wainwright deemed relevant. Wainwright also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria, which it deemed relevant. In connection with its review, Wainwright did not assume any responsibility for independent verification of any of the foregoing information and relied on the completeness and accurateness in all material respects as represented by USTX . With respect to financial forecasts, Wainwright assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of USTX as to the future financial performance of USTX. In addition, Wainwright did not make an independent evaluation or appraisal of the assets or liabilities

July 21, 2000
Page 2.


(contingent or otherwise) of USTX, nor was Wainwright furnished with any such evaluations or appraisals. The Wainwright opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated as of the date of the Wainwright opinion. Wainwright did not express any opinion as to the prices that USTX and DHR common stock will trade subsequent to the Acquisition.

We have assumed that the Purchase Price was determined by arm's-length negotiation between the parties. In preparing the Wainwright opinion, Wainwright performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wainwright believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the process underlying the Wainwright opinion. No company or transaction used in the analysis performed by Wainwright as a comparison is identical to USTX. In addition, Wainwright may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis undertaken should not be taken to be Wainwright's view of the actual value of, USTX, . In performing its analyses, Wainwright made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of USTX. The analyses performed by Wainwright are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Wainwright's analysis of the fairness of the aggregate consideration and the applicable purchase price to USTX from a financial point of view and were provided to the USTX board of directors in connection with the delivery of the Wainwright opinion.

Wainwright has rendered an opinion to USTX in connection with the proposed Acquisition outlined herein, and will receive a fee for our services.

In the ordinary course of our business, Wainwright may have actively traded the equity securities of the USTX or DHR and may continue to actively trade the equity securities of USTX or DHR. In addition, certain individuals who are employees or are affiliated with Wainwright have in the past and may currently be shareholders of USTX.

Based upon and subject to the foregoing, it is Wainwright's opinion that, as of the date hereof, the Purchase Price, for substantially all of the assets and certain liabilities of USTX is fair, from a financial point of view to USTX.

We understand that you will include this opinion in its entirety as part of the information you will distribute to the stockholders of USTX and file with the Securities and Exchange Commission. We hereby consent to such distribution and filing.

Very truly yours,
H.C. WAINWRIGHT & CO., INC

By: /s/ Scott A. Weisman
   ----------------------------
   Scott A. Weisman
   Managing Director

                                                                         ANNEX C

                       PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                            USTMAN TECHNOLOGIES, INC.

         This Plan of Liquidation and Dissolution (the "Plan") is for the purpose of effecting the complete liquidation and dissolution of USTMAN Technologies, Inc., a California corporation (the "Company"), in accordance with and pursuant to the applicable provisions of the California General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended, in substantially the following manner:

         1.       EFFECTIVE DATE.

         The Plan shall be effective on the date (the "Effective Date"), after it is adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, no par value, of the Company ("Common Stock") entitled to vote thereon, and subsequent to the closing of the sale of the Company's business and substantially all of its assets pursuant to that certain Asset Purchase Agreement dated July 21, 2000 (the "Asset Purchase Agreement") by and among the Company and Veeder-Root Service Company.

         2.       CESSATION OF BUSINESS.

         After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) preserving the values of its assets,
(ii) winding up its business affairs, including without limitation, the consummation of a sale or sales in one or a series of transactions of the remaining assets of the Company, and (iii) making the Liquidation Distribution (as hereinafter defined) in accordance with the Plan. The Board of Directors of the Company (the "Board") and, at their pleasure, the officers, shall continue in office solely for these purposes.

         3.       DISSOLUTION.

         As promptly as practicable after the Effective Date, after winding up the affairs of the Company and upon filing the Certificate of Election to Wind Up and Dissolve and a Certificate Dissolution with the Secretary of State of the State of California, the Company shall be dissolved in accordance with the California General Corporation Law.

         4.       LIQUIDATION OF ASSETS.

         Commencing upon the Effective Date, the Company shall collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions, including the property received pursuant to the consummation of the Asset Purchase Agreement, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, as the Board deems expedient and in the best interests of the Company and the holders of the Company's Series A Preferred Stock (the "Preferred Stockholders") and Common Stock (the "Common Stockholders"). The Preferred Stockholders and the Common Stockholders are sometimes hereinafter referred to as the "Stockholders". In connection with such collection, sale, exchange and other disposition, the Company shall marshal its assets and

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collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company. The Company shall have continuing authority to sell, lease exchange or otherwise convert to cash all or any part of its assets in accordance with the terms and provisions of this Plan, and to make such arrangements with respect to employee compensation as may be advisable.

         5.       PAYMENT OF DEBTS.

         The Company shall pay or make provision for the payment of all known or ascertainable liabilities of and claims upon the Company, including all amounts estimated by the Board to be necessary for the payment of estimated expenses, taxes, and contingent liabilities (including expenses of dissolution, liquidation, and termination of existence, and the Liquidation Distribution), all as provided pursuant to Section [1905] of the California General Corporation Law.

         6.       LIQUIDATING DISTRIBUTION.

         The Company shall distribute (i) first, pro rata to the Preferred Stockholders, all its remaining property and assets, if any, including the proceeds of any sale, exchange or disposition, except such property or assets as are required for paying or making provision for the claims and obligations of the Company in an amount equal to the aggregate amount of the liquidation preference of the Preferred Stock as of the Record Date, as such liquidation preference is determined in accordance with the Certificate of Determination of Rights and Preferences of Preferred Shares as filed with the Secretary of State of the State of California, and then, if there are any assets remaining after all such distributions to Preferred Stockholders, (ii) pro rata to the Common Stockholders (the "Liquidating Distribution"). The Liquidating Distribution may occur all at one time or in a series of distributions and may be in cash or in kind, in such manner, and at such time or times before and/or after the Record Date (as defined below), as the Board, in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company and all expenses of the sales of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash or property.

         7.       REDEMPTION AND CANCELLATION OF PREFERRED STOCK AND COMMON
                  STOCK.

         The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding Preferred Stock and Common Stock of the Company. The Company shall close its stock transfer books at the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board in its absolute discretion may determine (the "Record Date"), and thereafter certificates representing Preferred Stock and Common Stock shall not be assignable or transferable on the books of the Company except by will, in testate succession or operation of law. The Preferred Stockholders and Common Stockholders shall surrender stock certificates (or, if so required by the Board in its absolute discretion, furnish indemnity bonds in case of lost or destroyed certificates) as a condition to their receipt of any Liquidating Distribution immediately following the Record Date.

         8.       MISSING STOCKHOLDERS.

         If any Liquidating Distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered a certificate evidencing their shares of Preferred Stock or Common Stock as required hereunder or for any other reason, then the distribution to which such Stockholder is entitled shall (unless transferred to the Trust established pursuant to Section 11 hereof) be transferred to and deposited with the state official authorized by the laws of the State of California to receive the proceeds of such distribution; such transfer shall comply in all respects with the laws of the State of California. The proceeds of such distribution shall thereafter be held solely for the benefit of and for the ultimate distribution to such Stockholder as the sole equitable owner thereof and shall escheat to the State of California or be treated as abandoned property in accordance with the laws of the State of California. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

         9.       REVOCATION.

         Notwithstanding adoption of the Plan by the Company's Common Stockholders, Common Stockholders representing a majority of the issued and outstanding voting interests in the Company may revoke the Plan to the extent permitted by California law.

         10.      INDEMNIFICATION.

         The Company shall continue to indemnify its offices, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements for actions taken in connection with this Plan and the winding up of the affairs of the Company and shall indemnify any liquidating trustees and their agents on similar terms. The Company's obligations to indemnify such persons may be satisfied out of the assets of the Trust (as defined below). The Board and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

         11.      LIQUIDATING TRUST.

         If necessary for any reason to complete the liquidation and distribution of the Company's assets to the Stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") any remaining assets of the Company which are held as a reserve for contingent liabilities. The Trust, if any, will succeed to all of the then remaining assets of the Company, including such reserve, and any liabilities of the Company. The sole purpose of the Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute the assets formerly owned by the Company, if any, after paying any remaining liabilities of the Company to the Stockholders.

         The Board is authorized to appoint one or more individuals or corporate persons to act as trustee or trustees of the Trust and to cause to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Adoption of the Plan will constitute the approval of the Stockholders of any such appointment and liquidating trust agreement.

         12.      COSTS.

         The Board is authorized, empowered and directed to pay all legal, accounting, printing, appraisal and other fees and expenses of persons rendering services to the Company in connection with the sale of its assets, the Plan and, if appointed, such expenses of a liquidating trustee or trustees.

         13.      AUTHORIZATION.

         Adoption of the Plan by the Stockholders shall constitute full and complete authority to the proper officers of the Company, without further Stockholder action (except for any further Stockholder or Board approval required by law), to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind and character which such officers deem necessary or appropriate to carry out the provisions of the Plan.

         14.      POWER OF THE BOARD OF DIRECTORS.

         The Board and, if authorized by the Board, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purpose of the Plan, including the execution and filing of all other documents which may be necessary or appropriate to implement the Plan. The Board, to the extent permitted by law, may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of the Company, and the distribution of its assets, if any, to its Stockholders in accordance with the California General Corporation Law. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation, or other disability, the surviving or remaining directors, or if there be none, to the extent permitted by law, the surviving or remaining officer(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption shall constitute the approval of the Stockholders of the payment of any such compensation.

                                                                         ANNEX D

                                                                  EXECUTION COPY

                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made jointly and severally as of July 21, 2000, by Sagaponack Partners, L.P., a Delaware limited partnership having a principal business address of 536 Pacific Avenue, San Francisco, California 94133 ("Sagaponack I"), and Sagaponack International Partners, L.P., a Cayman Islands exempted limited partnership having a principal business address of c/o Citco Trust, P.O. Box 31106 SMB Corporate Center Windward One, West Bay Road, Grand Cayman, Cayman Islands ("Sagaponack II") (collectively the two Sagaponack entities being the "Guarantors"), in favor of Veeder Root Service Company, a Delaware corporation ("Veeder"), and its officers, directors, employees, stockholder, assigns, successors and affiliated companies, including without limitation Danaher Corporation, a Delaware corporation (collectively with Veeder, the "Indemnified Parties"). Capitalized terms not defined herein shall have the meanings given such terms in the Purchase Agreement.

                                    RECITALS

A. Sagaponack I and Sagaponack II are the record and beneficial owner of a majority of the shares of common stock of USTMAN Technologies, Inc, a Delaware corporation ("Ustman"). Guarantors are the sole holders of the Series A Preferred Stock of Ustman, which Series A Preferred Stock had an allocation amount for purposes of liquidation priority and dividends of $17,230,285 as of March 31, 2000.

B. Pursuant to an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), Ustman intends to sell and Veeder intends to purchase substantially all of the assets of Ustman for $17,350,000.

C. Guarantors will be directly and materially benefited by the consummation of the transactions contemplated by the Purchase Agreement.

D. As a condition to Veeder's obligation to consummate the transactions contemplated by the Purchase Agreement, Guarantors are required to execute and deliver this Guaranty.

E. In order to induce Veeder to consummate the transactions contemplated by the Purchase Agreement, Guarantors agree to jointly and severally execute and deliver this Guaranty on the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantors hereby covenant and agree with the Indemnified Parties as follows:

         1. If Ustman shall default in the payment when due of any amount due to any of the Indemnified Parties under Article 8 of the Purchase Agreement, and no funds under the Holdback are available to make such payment, Guarantors, jointly and severally, shall forthwith on demand by Veeder unconditionally pay to Veeder on behalf of the Indemnified Party in immediately available funds by wire transfer to an account identified by Veeder an amount equal to the amount payable by Ustman up to an aggregate maximum of One Million Five Hundred Thousand and 00/100 U.S. Dollars ($1,500,000.00); provided however that from and after April 1, 2002, the maximum aggregate obligation of the Guarantors hereunder shall not exceed one half of the previously unused portion of the guaranty obligation of Guarantors under this Guaranty. Guarantors agree to make such full payment irrespective or whether or not any one or more of the following events occurred: (i) an Indemnified Party has made any demand on any obligor (other than Ustman) or guarantor of any of the obligations of Ustman under the Purchase Agreement; (ii) an Indemnified Party has taken any action of any nature against Ustman or any other obligor or guarantor of any of the obligations of Ustman under the Purchase Agreement;
(iii) an Indemnified Party has pursued any rights which it has against any other person or entity who may be liable for the obligations of Ustman under the Purchase Agreement; or (iv) an Indemnified Party holds or has resorted to any security for the obligations of Ustman under the Purchase Agreement (except to the Holdback).

         2. Guarantors shall not be exonerated or discharged nor shall their liability be affected by any forbearance, whether as to payment, time, performance or otherwise howsoever, or by any other indulgence being given to Ustman or by any variation of the terms of the Purchase Agreement or by any act, thing, omission or means whatsoever which, but for this provision, might operate to exonerate or discharge Guarantors from their obligations under the this Guaranty.

         3. To induce Veeder to enter into the Purchase Agreement and consummate the transactions contemplated thereby, Guarantors jointly and severally make the following representations and warranties to Veeder:

                  (a) each Guarantor is a partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. Each Guarantor has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary;

                  (b) each Guarantor and each of their representatives signing this Guaranty have the full legal right and all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations pursuant to the terms of this Guaranty. The execution and delivery of this Guaranty by each of the Guarantors and the performance by each of the Guarantors of the obligations hereunder have been duly and validly authorized by the general partner of each Guarantor and no other partnership proceedings on the part of either Guarantor is necessary to authorize or approve the Guaranty or to perform the obligations contemplated hereby;

                  (c) the execution and delivery of this Guaranty and the performance of Guarantors' obligations hereunder will not:

                           (i) conflict with, or result in a breach or violation
of any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of either Guarantor;

                           (ii) conflict with, result in a breach of, constitute
a default (or an event that with notice or lapse of time or both could become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any note, contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which either Guarantor is a party or by which either Guarantor is bound;

                           (iii) result in the creation or imposition of any
Lien on any of the assets of either Guarantor, pursuant to (A) any law or regulation to which Guarantor or any of its property is subject, or (B) any judgment, litigation, order or decree to which Guarantor is bound or any of its property is subject;

                           (iv) violate any constitution, statute, law,
ordinance, rule, regulation, decree, order, injunction, judgment, ruling, charge or other restriction of any Governmental Entity to which either Guarantor is subject or by which either Guarantor is bound; or

                           (v) require either Guarantor to file with or to
obtain the permission, authorization, consent or approval of any Governmental Entity or give any Governmental Entity the right to challenge any of the transactions contemplated by the Purchase Agreement;

                  (d) each Guarantor has heretofore delivered to Veeder true, complete and correct copies of (A) such Guarantor's audited consolidated balance sheets, statements of income, and cash flow for the fiscal years ended December 31, 1998, and December 31, 1999, and (B) such Guarantor's unaudited consolidated balance sheets, statements of income and cash flow for the three month period ended March 31, 2000 (the items in the foregoing (A) and (B) being collectively, the "Guarantors Financial Statements"). The Guarantors Financial Statements (including the notes thereto) have been prepared in accordance with GAAP consistently applied, and fairly present the financial condition of each Guarantor, as applicable. Since the dates of the Guarantors Financial Statements, there have been no material changes in Guarantor's accounting policies;

                  (e) (i) no other agreement, representation or special condition exists between any Guarantor and Ustman regarding the liability of any Guarantor hereunder, nor does any understanding exist between any Guarantor and Ustman that the obligations of Guarantors hereunder are or will be other than as set forth herein; and (ii) as of the date hereof, Guarantors have no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty.

                  (f) all tax returns required to have been filed by either Guarantor have been timely filed and payment has been made or will have been made prior to the date upon which any penalty or fine may be imposed; all taxes which have or may become due pursuant to said returns or pursuant to assessments received have been paid, except to the extent that such taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles ("GAAP") shall have been made; and

                  (g) each Guarantor is solvent as of the date hereof; and after giving effect to the transactions contemplated by this Guaranty, Guarantor will be solvent.

         4. Until all indemnification obligations of Ustman under the Purchase Agreement which are guaranteed hereunder expire or are satisfied in full, Guarantors waive and agree not to enforce any claim, right or remedy of any kind that Guarantors may now have or hereafter acquire against any Indemnified Party, whether or not any such claim, right or remedy arises in equity, under contract, by statute or otherwise. Guarantors acknowledge that they will receive direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Paragraph are knowingly made in contemplation of such benefits.

         5. Guarantors waive promptness and diligence by the Indemnified Parties with respect to their respective right under the Purchase Agreement and the Ancillary Documents, including without limitation, this Guaranty.

         6. Guarantors waive any and all notice with respect to: (i) the provisions of the Purchase Agreement or any of the Ancillary Documents; and (ii) any default in connection with the obligations of Ustman under the Purchase Agreement.

         7. Guarantors waive any rights of presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection with the obligations of Ustman under the Purchase Agreement.

         8. Guarantors agree that the Indemnified Parties may from time to time, whether before or after the occurrence of any breach of any obligation under the Purchase Agreement, and as many times as the Indemnified Parties, in their sole discretion, deem appropriate, do any of the following without notice to Guarantors and without adversely affecting the validity or enforceability of this Guaranty: (i) release, surrender, exchange, compromise, or settle any claim for indemnification or breach of any obligation under the Purchase Agreement;
(ii) change, renew or waive the terms of the Purchase Agreement; (iii) grant any extension or indulgence with respect to the payment or performance of any obligation under the Purchase Agreement or any of the Ancillary Documents; (iv) enter into any agreement or forbearance with respect to any claim for indemnification or breach of any obligation under the Purchase Agreement; or (v) sell, release, surrender, exchange or compromise any security held by the Indemnified Parties for any of the obligations of Ustman under the Purchase Agreement; provided, however, that notwithstanding the foregoing, the Indemnified Parties may not waive or release the primary obligation of Ustman as indemnitor under the Purchase Agreement nor waive or release the Indemnified Parties recourse to the Holdback under the Purchase Agreement for payout of any indemnity obligation. Guarantors agree that the Indemnified Parties may do any of the above, and upon such terms and conditions, as the Indemnified Parties deems necessary or advisable, in their sole discretion, in each case without giving any notice to Guarantors, and that Guarantors will remain liable for full payment of Ustman's indemnification obligations guaranteed hereunder.

         9. This Guaranty shall be a continuing guaranty and indemnity and shall continue in full force and effect until all indemnification obligations of Ustman arising, and all monies owing or payable by Ustman in respect of indemnification obligations, under the Purchase Agreement have been paid, discharged or satisfied in full or have expired and notwithstanding any insolvency of Ustman as the case may be or any change in the status of Ustman. Notwithstanding the foregoing sentence, this Guaranty shall expire on April 1, 2003 except as to indemnification claims raised by an Indemnified Party under the Purchase Agreement prior to April 1, 2003.

         10. Guarantors agree that no failure or delay on the part of the Indemnified Parties to exercise any of their rights, powers or privileges under this Guaranty shall be a waiver if such rights, powers or privileges or a waiver of any default, nor shall any single or partial exercise of any of the Indemnified Parties' rights, powers or privileges preclude other or further exercise thereof or the exercise of any other right, power or privileges or be construed as a waiver of any default. Guarantors further agree that no waiver or modification of any rights of the Indemnified Parties under this Guaranty shall be effective unless in writing and signed by Veeder. Guarantors further agree that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of the Indemnified Parties in any other respect.

         11. Guarantors unconditionally agree to pay all costs and expenses, including attorney's fees and expenses, incurred by the Indemnified Parties in enforcing this Guaranty against Guarantors.

         12. Guarantors hereby covenant and agree that, from the date hereof and until all of the indemnification obligations of Ustman under the Purchase Agreement paid and performed in full and all obligations hereunder shall have been performed and discharged, it will comply with each of the following covenants:

                  (a) each of the Guarantors shall maintain its existence and its license or qualification and good standing in each jurisdiction in which the failure to be licensed or qualified could result in a Material Adverse Effect;

                  (b) each Guarantor shall duly pay and discharge all material liabilities to which it is subject or which are asserted against it, prior to the date when any fine, late charge or other penalty for late payment may be imposed, except to the extent that such liabilities are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

                  (c) neither Guarantor shall sell, transfer or assign any material part of its assets unless such assets so sold, transferred or assigned are replaced with assets of equal or greater value (it being understood that neither Guarantor shall be prohibited from making




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distributions to its partners as required under its respective partnership agreement so long as the Guarantors collectively maintain throughout the duration of their obligations under this Guaranty a reserve in respect of such obligations consisting of cash or cash equivalents in the amount of such obligations, net assets of Two Hundred percent (200%) of such obligations, or a combination of both) and it shall not liquidate, dissolve, consolidate or merge with or into any other corporation, limited liability company, partnership or other entity to consolidate or merge with or into it; and

                  (d) each Guarantor shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including business interruption insurance) and in such amounts as similar properties and assets are insured by prudent companies or individuals in similar circumstances carrying on similar businesses and against public liability for damages and against other risks in amounts normally carried by prudent companies or individuals carrying on similar businesses.

         13. Guarantors agree that this Guaranty and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware without giving effect to its principles of conflicts of laws.

         14. Guarantors recognize that this Guaranty, when executed, constitutes a sealed instrument and as a result the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.

         15. Guarantors acknowledge that, at the time of execution of this Guaranty, Buyer offered to Guarantors a copy of this Guaranty in the form in which it was executed and that by acknowledging this fact, Guarantors may not later be able to claim that a copy of the Guaranty was not received by them.

         16. Guarantors agree that this Guaranty shall be binding upon Guarantors, their successors and assigns, provided, however, that Guarantors may not assign or transfer any of Guarantors' rights and obligations hereunder or any interest herein. A change in control of a majority of the partnership interests in either Guarantor shall in no way impair or affect this Guaranty. Guarantors further agree that this Guaranty is freely assignable and transferable by the Indemnified Parties in connection with any assignment or transfer of the Business.

         17. Guarantors agree that the enumeration of the Indemnified Parties' rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by the Indemnified Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement among the parties to the Purchase Agreement or which may now or hereafter exist at law or in equity or by or otherwise.

         18. Guarantors agree that all notices, statements, request, demands and other communications under this Guaranty shall be given to Guarantors at the address set forth below in the manner provided in Article 10 of the Purchase
Agreement:



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

                  Sagaponack Partners, L.P.
                  536 Pacific Avenue
                  San Francisco, California 94133
                  Attention:  Barry S. Rosenstein
                  Fax No.:  (415) 989-8001

                  with a required copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York 10022
                  Attention:  Marc Weingarten, Esq.
                  Fax:  (212) 593-5955

         19. (a) Guarantors agree that the provisions of this Guaranty are severable, and in an action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally:

                           (i) if any clause or provision shall be held invalid
or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction; and

                           (ii) if this Guaranty would be held or determined to
be void, invalid or unenforceable on account of the amount of Guarantors' aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding:

                  (b) If this Guaranty is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable.

         20. GUARANTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. GUARANTORS (i) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF VEEDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE WAIVERS SET FORTH IN THIS GUARANTY, AND (II) ACKNOWLEDGE THAT THE ENTERING INTO OF THE PURCHASE AGREEMENT BY VEEDER HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS GUARANTY. GUARANTORS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE

REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THE WAIVERS HEREIN CONTAINED BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND HAVE HAD THE OPPORTUNITY TO DISCUSS THE SAME WITH COUNSEL.

         21. Guarantors (i) hereby irrevocably submit to the nonexclusive jurisdiction of the State of Delaware, and to the nonexclusive jurisdiction of the United States District Court for the District of Delaware, or any successor to said court (hereinafter referred to as the "Delaware Courts") for purposes of any suit, action or other proceeding which relates to this Guaranty, (ii) to the extent permitted by applicable law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that Guarantors are not personally subject to the jurisdiction of the Delaware Courts; that such suit, action or proceeding is brought in an inconvenient forum; that the venue of such suit, action or proceeding is improper; or that this Guaranty may not be enforced in or by the Delaware Courts, (iii) hereby agree not to seek, and hereby waive, any collateral review by any other court, which may be called upon to enforce the judgment of any of the Delaware Courts, of the merits of any such suit, action or proceeding or the jurisdiction of the Delaware Courts, and (iv) waive personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail addressed as provided in Paragraph 19 hereof and service so made shall be deemed registered mail addressed as provided in Paragraph 19 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Nothing herein shall limit Veeder's right to bring any suit, action or other proceeding against Guarantors or any of Guarantors' assets or to serve process on Guarantors by any means authorized by law.

                         [signatures on following page]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed as of the date first above written.

                                     SAGAPONACK PARTNERS, L.P.

                                     By: RSP Capital, L.L.C.

Dated:                               By: /s/ Barry S. Rosenstein
      -----------------                 -------------------------------
                                     Name:  Barry S. Rosenstein
                                     Title: Managing Member


                                     SAGAPONACK INTERNATIONAL PARTNERS, L.P.

                                     By: RSP Capital, L.L.C.

Dated:                               By: /s/ Barry S. Rosenstein
      -----------------                 -------------------------------
                                     Name:  Barry S. Rosenstein
                                     Title: Managing Member







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